Exhibit 10.26

Master Services Agreement (v.4.5.21)

General Information

Information about the Contracting Process:

At your request, we are providing you with an editable version of the Master Services Agreement (“MSA”) and the schedules that pertain to the services you have selected (collectively, the “Agreement”). Please read the information below about the contracting process.

Form of Agreement. The Agreement was created specifically for the products and services provided by U.S. Bank, National Association or its affiliates the (“Services”). The Agreement also contains a number of provisions required under the rules of the Payment Networks (Visa, MasterCard, Discover, etc.) that cannot be changed. We understand you may have your own form of supplier/vendor agreement, but in our experience, the typical supplier/vendor agreement does not contain the required provisions.

The Agreement is composed of a number of parts. The MSA is the base contract for the Services. Schedule A identifies the pricing for the selected products and services. Schedule B lists the affiliated entities (and their tax id numbers) that will be using the Agreement. Schedule C and Schedule D contain terms and conditions applicable to processing services. Other applicable schedules contain additional terms that may apply with respect to processing services or terms conditions that apply to certain processing-related services provided by Elavon, Inc. Depending upon the other products and services selected, additional schedules may apply. Incorporated into all Agreements is the Operating Guide, available at https://www.merchantconnect.com/CWRWeb/pdf/MOG Eng.pdf, which describes in more detail the procedures that apply to the various products and services selected. Many chapters in the Operating Guide are product or service specific, and if your company is not using those products or services then such chapters would not apply.

Changes to Agreement. If after reading the Agreement, you have changes you would like us to consider, we strongly recommend a telephone call between our attorney and yours before you mark up the Agreement. An introductory call will give us an opportunity to provide you with additional information about the products/services and certain contractual provisions that, at first, may seem out of place for a vendor/supplier contract. We have found these introductory calls to benefit all parties by allowing us to identify issues up front, level-set expectations and generally shorten the contracting process.

Track Changes. Following the introductory call, if you would like to propose changes to the Agreement, please mark the changes using the “Track Changes” function in Word. Send the revised Agreement to both the sales representative and the assigned attorney. If you choose to mark-up the Agreement prior to a call with our attorney, please use the “Track Changes” function in Word and send the revised Agreement to your sales representative. Note this may significantly increase the time it takes to conclude the contract negotiation.

Thank you for your attention to these procedures. We look forward to a long and mutually-beneficial relationship.

Master Services Agreement (v.1.8.21)

MASTER SERVICES AGREEMENT

This Master Services Agreement (“Agreement”) is by and among the entity identified as Company in the signature block below (together with any Affiliated Entity listed on Schedule B, “Company”), and each Provider that is a signatory in the signature page below or that is a signatory in any supplemental joinder substantially in the form of Appendix 2 attached hereto (“Supplemental Joinder”) that is subsequently executed (collectively, the “Providers,” and each a “Provider”).

The Agreement will be effective as of the “Effective Date,” which shall be: (i) with respect to Company and each Provider that is a signatory in the signature page below, the last date set forth on the signature page below, provided that the Company has delivered to Provider such resolutions, organizational documents and certificates as Provider shall have requested, in its sole discretion; (ii) with respect to Company and each Provider that is a signatory in any subsequently executed Supplemental Joinder, the last date set forth on the signature page to such Supplemental Joinder.

Each reference to “Provider” in the Agreement shall be to, as appropriate: (i) the applicable Member(s) with respect to Services provided by such Member(s); (ii) Elavon with respect to Services provided by Elavon or (iii) to the applicable Member(s) and Elavon collectively (in each case to the extent each is a signatory to the Agreement). Company and each Provider shall be collectively referred to as the “Parties” and individually each a “Party.” For the avoidance of doubt, references to “Parties” shall refer to, as appropriate, Company and each Provider, Company and each Member or Company and Elavon.

The Agreement consists of: this signature page; the General Terms and Conditions; Appendix 1 -Definitions; Schedule A—Fee Schedule; Schedule B—Affiliated Entities; Schedule C—Applicable Countries; Schedule D—Exposure Protection Schedule; Schedule E—Form of Flight Data Report; and other schedules and any applicable Statements of Work entered into under the Agreement from time to time.

Each of the terms in schedules that are or become part of the Agreement are incorporated herein by reference.

☒ It is a condition to Provider’s entry into the Agreement that the form of Guaranty attached hereto as Appendix 3 be executed and delivered to Provider.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

Master Services Agreement (v.1.8.21)

Signature Page 1 of 1

IN WITNESS WHEREOF, the Parties have caused the Agreement to be executed and attested to by their duly authorized officers as of the day and year written.

COMPANY, on behalf of itself and each Affiliated Entity, if any, listed on Schedule B

GLOBAL CROSSING AIRLINES LLC d/b/a GLOBALX		Address: Building 5A, Miami International Airport 4200 MW 36th Street, 4th Floor

By (Print Name):	Ryan Goepel	Miami, FL 33166
Signature:	/s/ Ryan Goepel	Attention:	Ryan Goepel
Title: EVP & CFO
Date: May 18th, 2021

☒ Company is receiving processing services for transactions conducted in the United States of America.

U.S. BANK NATIONAL ASSOCIATION

By (Print Name):	Brett Turner

Signature:	/s/ Brett Turner
Title:	Its Authorized Representative
Date: 5/18/2021

☒ Company is receiving processing services for VISA transactions conducted in Canada and the Provider below is a Party to the Agreement for all purposes.

U.S. BANK NATIONAL ASSOCIATION, acting through its Canadian branch

By (Print Name):	Brett Turner

Signature:	/s/ Brett Turner
Title:	Its Authorized Representative
Date: 5/18/2021

☒ Company is receiving processing services for MasterCard transactions conducted in Canada and the Provider below is a Party to the Agreement for all purposes.

ELAVON CANADA COMPANY

By (Print Name):	Brett Turner

Signature:	/s/ Brett Turner
Title:	Its Authorized Representative
Date: 5/18/2021

Master Services Agreement (v.1.8.21)

General Terms and Conditions

GENERAL TERMS AND CONDITIONS

1.	Defined Terms. Capitalized terms used in the Agreement will have the meanings stated in Appendix 1.

2.

Scope of Agreement. The Agreement governs Company’s receipt and use of the Services provided for in the Schedules hereto. In addition to the terms of the Agreement, Company will comply with the applicable provisions of the Operating Guide (provided, that all references in the Operating Guide that refer to “Elavon” will be deemed to refer to Providers) and any Documentation that Provider provides to Company in writing from time to time that is applicable to the Services.

3.

Affiliated Entities. Company’s Affiliated Entities may use the Services so long as they comply with all restrictions, obligations, and requirements imposed on Company. Company will remain fully responsible for any use of the Services by any Affiliated Entities, will cause its Affiliated Entities to comply with the terms and conditions of the Agreement, and will be liable for the acts and omissions of each Affiliated Entity, in each case as though each Affiliated Entity were Company. Affiliated Entities may not enforce the terms of the Agreement against Provider. The Parties may add Affiliated Entities to Schedule B after the Effective Date by substituting a new Schedule B that is in writing and signed by Company and Provider. Company will promptly notify Provider in writing if any entity on Schedule B no longer qualifies as an Affiliated Entity that Company allows to use the Services. For any acts or omissions of an Affiliated Entity giving rise to a termination right by Provider, Provider may terminate the Agreement with respect to (i) only such breaching Affiliated Entity, or (ii) Company and all Affiliated Entities. Any termination of the Agreement as to Company will result in the termination of the Agreement with respect to Affiliated Entities.

4.	Term and Termination.

4.1.

Term. The initial term of the Agreement will be as specified in Schedule A, and thereafter shall automatically renew for successive renewal terms each in the length specified in Schedule A (if any) provided, that, the Agreement shall not renew if either Party provides written notice to the other Party no later than one hundred and twenty (120) days prior to the end of the then current term of its determination to terminate the Agreement, in which case the Agreement shall terminate on the scheduled date of expiration.

4.2.

Termination. The provisions of this Section 4.2 shall apply if any Party hereto shall commit a material default in the performance of its obligations under the Agreement, including any of the defaults specified in this Section 4.2 as reasons for termination of the Agreement.

(a)

Company may terminate the Agreement on twenty-four (24) hours’ written notice to Provider if Provider shall commit a material default under the Agreement and shall fail or refuse to remedy such material default within thirty (30) calendar days after receipt of written notice specifying the nature of such default, or to commence to remedy such material default within such period if the same is curable but cannot reasonably be remedied within such period, or shall fail to complete within forty-five (45) days after receipt of such written notice any remedy commenced during the original thirty (30) day notice period.

(b)	[Reserved]

(c)

Provider may terminate the Agreement without notice to Company upon (i) Company’s commitment of or participation in any systematic, systemic or recurring fraudulent activity, (ii) Company’s failure to notify Provider of the occurrence of a material default in accordance with Section 10.5, (iii) Company violates Provider’s rights of exclusivity, if applicable, pursuant to the Agreement or (iv) the occurrence of any Insolvency Event involving the Company.

Master Services Agreement (v.1.8.21)

General Terms and Conditions

(d)	Provider may terminate the Agreement on twenty-four (24) hours’ written notice to Company if:

(i)

Company (i) fails to maintain all licenses, permits and certificates necessary for it to conduct flight operations or (ii) materially breaches any requirement of any Payment Network Regulations, and Company fails or refuses to remedy any of the foregoing defaults within fifteen (15) calendar days after receipt of written notice specifying the nature of such default, or to commence to remedy such default within such period if the same is curable but cannot reasonably be remedied within such period, or shall fail to complete within thirty (30) days after receipt of such written notice any remedy commenced during the original fifteen (15) day notice period.

(ii)

Any representation or warranty made by Company proves to be incorrect when made in any material respect, to the extent such default is curable, and Company fails or refuses to remedy such default within thirty (30) calendar days after receipt of written notice specifying the nature of such default, or to commence to remedy such material default within such period if the same is curable but cannot reasonably be remedied within such period, or shall fail to complete within forty-five (45) days after receipt of such written notice any remedy commenced during the original thirty (30) day notice period.

(iii)

Any of the following occurs: (A) the imposition, or an attempted imposition, of a freeze or lien in favor of any person other than Provider, whether voluntary or involuntary, on the Deposit or any portion thereof or any property of Company subject to the lien or security interest of Provider or any other Secured Party pursuant to the Agreement; (B) the imposition of any material restriction on or material impairment of any of Provider’s rights under the Agreement, including any restriction of the rights with respect to the Deposit provided pursuant to the Exposure Protection Schedule; (C) failure by Company to pay any of the Obligations when due or to remit funds to Provider when required pursuant to the Agreement; (D) failure by Company to provide any of the financial statements and reports described in Section 10; (E) Company commences or threatens to commence any legal proceeding against Provider relating to the Agreement or the processing services provided hereunder; (F) on any day, less than 85% of the Sales Records delivered by Company for processing hereunder that constitute sales of flights consist of Tested Sales, or (G) any Guarantor shall purport to terminate its guarantee of the Obligations; provided, that, Provider shall not terminate the Agreement pursuant to this Section 4.2(d)(iii) if Company cures such default within five (5) days after receipt of written notice from Provider specifying the nature of such default.

(iv)

Company shall commit any other material default under the Agreement and shall fail or refuse to remedy such material default within thirty (30) calendar days after receipt of written notice specifying the nature of such default, or to commence to remedy such material default within such period if the same is curable but cannot reasonably be remedied within such period, or shall fail to complete within forty-five (45) days after receipt of such written notice any remedy commenced during the original thirty (30) day notice period.

In the case of any material default described in this Section with respect to which Company fails to provide notice in accordance with Section 10.3, any period for remedy under this Section shall begin on the date that such notice should have been provided by Company to Provider.

(e)	No waiver of any provision hereunder shall be binding unless such waiver shall be in writing and signed by the Party alleged to have waived such provisions

Master Services Agreement (v.1.8.21)

General Terms and Conditions

(f)

If Company is receiving Professional Services, Provider and Company will have the termination rights set out in Schedule 1 or any related Schedules or Statements of Work for the applicable Professional Services.

(g)

Company acknowledges that Provider may take up to 30 days following Provider’s receipt of written notice of termination to complete processing of Transactions submitted to it, and that Chargebacks may be submitted after that time, and that refunds may be submitted after that time and Provider may decide to process them. All obligations of a Party regarding Transactions serviced prior to termination or afterward as described above will survive termination.

(h)

For the avoidance of doubt: (i) if multiple Members are Parties to the Agreement, termination or expiration of the Agreement with respect to one Member will not automatically result in termination of the Agreement with respect to other Members; (ii) if Elavon is a Party to the Agreement, termination or expiration of the Agreement with respect to Professional Services will not automatically result in termination of the Agreement with respect to Processing Services; and (iii) if Elavon is a Party to the Agreement, termination or expiration of the Agreement with respect to Processing Services will result in automatic termination of the Agreement with respect to all Professional Services.

(i)

Provider may modify the Services or particular components of the Services from time to time and will use commercially reasonable efforts to notify Company of any material modifications. If Provider ceases to make a Service selected by Company generally available to its airline customers (a “Discontinued Service”), Provider may cease providing such Discontinued Service to Company upon 180 days’ advance written notice. Provider will not be liable to Company or to any third party for any modification or discontinuance of the Services as described in this Section 4.2(i). Company may request transition assistance from Provider under Section 4.3(1) for any Discontinued Service.

(j)

If Company terminates the Agreement before the end of the Initial Term (except for termination for Provider’s uncured default as stated in Section 4.2(a), termination pursuant to Section 4.2(c) or (d), discontinuance of Discontinued Services as stated in Section 4.2(i)), Company will immediately pay Provider an Early Termination Fee. Company acknowledges that the Early Termination Fee is not a penalty, but rather a reasonable estimate of the damages Provider sustained because of Company’s termination of the Agreement before the end of the Initial Term. “Early Termination Fee” means an amount equal to the sum of: (i) the greater of (A) the total processing fees due from Company during the 12 months or, if longer, the remaining term of the Agreement, immediately prior to termination, and (B) the total processing fees that would be due from Company during the 12 months or, if longer, the remaining term of the Agreement, immediately following termination (based, with respect to any per-Transaction fees, on Projected Monthly Transaction Volume), as reflected on Schedule A; and (ii) any up-front incentives afforded to Company. “Projected Monthly Transaction Volume” means 1/12 of the projected annual transaction volume stated in Schedule A. If Company terminates the Services provided by one or more Providers before the Initial Term, subject to the exceptions set forth above, the Company shall pay an Early Termination Fee based solely upon the fees due and that would be due with respect to the Services provided by the terminated Provider or Providers.

(k)

Subject to termination of this Agreement by Provider as permitted hereunder, at Company’s request, Provider will provide Company with up to 90 days of Provider’s standard assistance in transitioning Services provided under the Agreement to Company or a provider designated by Company, which transition assistance will begin on the termination date of the Services (or such earlier date following notice of termination as may be requested by Company) (the “Transition Period”) and will be at no additional cost to Company. Provider will continue to perform, and Company will continue to pay

Master Services Agreement (v.1.8.21)

General Terms and Conditions

Provider, in accordance with the Agreement during any such Transition Period. Company will pay Provider, at Provider’s then-standard rates, for any services in addition to Provider’s standard transition assistance. Each Party will fully comply with all provisions of the Agreement during any Transition Period.

4.3.

Additional Remedies. If Company violates Section 38.9, 39.1 or 40.2 of this Agreement, Company will pay Provider an Early Termination Fee with respect to the portion of the Services covered by the provision breached.

5.	Authorized Users; Access; Security of Passwords and User IDs.

5.1.

Company will be responsible for the distribution of all passwords and user IDs issued in connection with the Services, if any (“Credentials”) to any Authorized User and for maintaining the confidentiality and security of Credentials. Company will ensure that the access granted to each Authorized User to the Services is limited to only the access and information necessary for the Authorized User to perform his or her job functions on behalf of Company. Company will ensure that all Authorized Users will be trained and qualified to access and use the Services in accordance with the terms of the Agreement, the Operating Guide and any Documentation. Company is responsible for its Authorized Users’ compliance with the terms of the Agreement, the Operating Guide and the Documentation, for all acts or omissions of the Authorized Users, and for all use of any Credentials other than by Provider or Provider’s third party contractors or use by third parties of user IDs and passwords obtained by such third parties from Provider or Provider’s third party contractors.

5.2.	Company will not, and will ensure that its Authorized Users do not:

(a)	Access or use the Services for any purposes other than for the Company’s own internal business purposes as disclosed to Provider in writing (except as authorized in writing by Provider);

(b)	Modify, reverse engineer, disassemble or decompile any part of the Services or Provider Materials;

(c)

Knowingly transmit any data that contains software viruses, time bombs, worms, Trojan horses, spyware, disabling devices, malicious code, or other harmful or deleterious computer code, files or programs to or through the Services; provided, that Company will use commercially reasonable measures (at least industry standard) to screen for the foregoing;

(d)	Interfere with or disrupt the servers or networks connected to or providing the Services;

(e)	Remove, change or obliterate the copyright, trademark or other proprietary protection legends or notices that appear in connection with access to and use of the Services or any Provider Materials; or

(f)

Copy, re-sell, republish, download, frame or transmit the Services or Provider Materials, including in order to act as a consultant for any third party or, unless otherwise permitted under the Agreement, as a service bureau, outsourcing or application service provider for any third parties, or otherwise allow any third party to use or access the Services.

5.3.

Company is responsible for changing Credentials if it believes that any of those Credentials have been stolen or might otherwise be misused and for disabling any Authorized User’s Credentials promptly upon the termination of employment of such Authorized User or the cessation of such Authorized User’s need to access the Services. Company will promptly notify Provider if Company believes the Services or Provider’s databases have been compromised by use of Credentials associated with the Services.

Master Services Agreement (v.1.8.21)

General Terms and Conditions

6.	Compliance with Laws and Payment Network Regulations.

6.1.	General. Provider and Company will comply with all Laws and Payment Network Regulations applicable to the selected Services.

6.2.

Anti-Corruption Laws; Sanctions. Company acknowledges that Provider cannot provide any products or services to Company or its Customers that contravene Anti-Corruption Laws, applicable Sanctions or other Laws of the United States of America (including the Laws promulgated by OFAC or the United States Department of the Treasury or any successor thereto) or any other government authority of any other jurisdiction applicable to Provider. Each of Company and its subsidiaries shall comply in all material respects with all Anti-Corruption Laws and applicable Sanctions, and will obtain all permits, licenses and approvals required by such laws, copies of which will be provided to Provider upon request.

6.3.	Confirmation of Compliance.

(a)

Company acknowledges and agrees that Laws may require that Company and its subsidiaries affirmatively cooperate with Provider to confirm compliance by Company and its subsidiaries with Laws. Among other things, this may involve: (i) adopting and implementing policies and procedures to achieve an acceptable level of compliance with Laws; (ii) training for employees, agents and representatives; and (iii) cooperating with Provider or governmental officials in the investigation of possible violations of Laws. For purposes of clarity, Company acknowledges that an acceptable level of compliance required hereunder may change from time to time, and the failure to implement any necessary modifications by Company and its subsidiaries may be deemed by Provider to constitute a material default under the Agreement.

(b)

Company will execute and deliver to Provider all documents Provider reasonably deems necessary to verify Company’s compliance with Laws (including without limitation Anti-Corruption Laws and applicable Sanctions) and Payment Network Regulations.

6.4.	Export Laws Compliance.

(a)

U.S. Export Laws. To the degree applicable: (1) Company will comply with all United States export Laws governing the export and re-export of hardware, software or technology applicable to the Services and Equipment, including United States Department of State International Traffic In Arms Regulations (ITAR), United States Foreign Corrupt Practices Act, United States Commerce Department’s Export Administration Regulations, OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and Laws promulgated by OFAC or the United States Department of the Treasury or any successor thereto; (2) Company will not, and will not request Provider to, export, directly or indirectly, any technical data pursuant to the Agreement or any product using any such data to any country for which the United States Government or any agency thereof at the time of export requires an export license or other governmental approval without first obtaining such license or approval.

(b)

Canada Export Laws. To the degree applicable: (1) Company will comply with all Canadian export Laws, including the list and guide maintained by Export Controls Division of Foreign Affairs, Trade and Development Canada, the Corruption of Foreign Public Officials Act (Canada) and OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, governing the export and reexport of hardware, software or technology applicable to the Services and Equipment; (2) Company will not, and will not request Provider to, export, directly or indirectly, any technical data pursuant to the Agreement or any product using any such data to any country for which the Canadian government or any agency thereof at the time of export requires an export license or other governmental approval without first obtaining such license or approval.

Master Services Agreement (v.1.8.21)

General Terms and Conditions

6.5.

Customer Identification. To help the United States Government fight the funding of terrorism and money laundering activities, federal law requires financial institutions and their affiliates to obtain, verify, and record information that identifies each person who opens an account. Accordingly, Company will provide certain information and identifying documents requested by Provider to allow Provider to identify Company.

7.	Confidentiality; Data Security and Use.

7.1.	Confidentiality.

(a)

Confidential Information Generally. Each Party will protect the confidentiality and security of the other Party’s Confidential Information disclosed to it from unauthorized disclosure, publication, or dissemination with the same standard of care and discretion it employs with similar information of its own, but in no event less than reasonable care, and will not use, reproduce, distribute, disclose, or otherwise disseminate Confidential Information of the other Party disclosed to it except in connection with the performance of its obligations or rights under the Agreement or as permitted by the Agreement. The Receiving Party acknowledges that any breach of this Section 7.1 by the Receiving Party may result in irreparable harm to the Disclosing Party for which monetary damages may not provide a sufficient remedy. The Disclosing Party may seek both monetary damages and equitable relief with respect to any such breach without any obligation to post a bond.

(b)

Disclosure of Confidential Information. If the Receiving Party or its agents become legally required or compelled (by any publicly filed and noticed deposition, interrogatory, request for documents, civil subpoena, civil investigative demand or by any similar process or court or administrative order, or by any regulatory authorities having jurisdiction over the Receiving Party) to disclose Confidential Information, then the Receiving Party if permitted will provide the Disclosing Party with prompt prior written notice of such legal requirement so that the Disclosing Party may seek a protective order or other appropriate remedy. If the Disclosing Party does not obtain a protective order or other remedy, the Receiving Party agrees to disclose only that portion of the Confidential Information which the Receiving Party is legally required to disclose and to use reasonable efforts to obtain assurances that confidential treatment will be accorded such Confidential Information. Neither Party will be obligated to notify the other of the receipt of any non-public or confidential investigative demand, summons, or grand jury subpoena or other similar process that requires confidentiality on the part of the applicable Party, or of any request from a regulatory body exercising supervisory jurisdiction over such Party, or to the degree providing such notice would be prohibited by Laws. A Party shall not incur any liability to the other Party by reason of any disclosure permitted by this Section 7.1(b).

(c)

Company Obligations. Company shall use reasonable efforts to assure that the Confidential Information of Provider disclosed to Company, the Agreement, the Payment Network Regulations and information about Provider and Provider’s operations, affairs and financial condition, not generally disclosed to the public or to trade and other creditors, that is furnished to Company pursuant to the Agreement is used only for the purposes of the Agreement and any other relationship between Provider and Company and shall not be divulged to any person other than Company, its affiliates and their respective officers, directors, employees and agents that have a need to know consistent with the use of such information that is authorized under the Agreement, except: (a) to their attorneys, accountants and professional advisors in connection with the Agreement; (b) for due diligence purposes in connection with significant transactions or dealings involving Company and that are outside the ordinary course of Company’s business, including investments, acquisitions or financing, to other potential parties to such dealings or transactions or their professional advisors, subject to confidentiality agreements no less protective than these confidentiality provisions and redaction of such information as Provider may deem proprietary to Provider; or (c) in connection with the enforcement of the rights of Company hereunder or otherwise in connection with applicable litigation. Company shall not incur any liability to Provider by reason of any disclosure permitted by this Section 7.1(c).

Master Services Agreement (v.1.8.21)

General Terms and Conditions

(d)

Company Information. Notwithstanding anything in Section 7.1: (1) Company hereby authorizes Provider to disclose to the applicable Payment Networks Company’s name and address and any and all other information as may be required pursuant to any Payment Network Regulations, and to list Company as one of its customers, (2) Company hereby authorizes Provider to use the name and logo of Company in marketing Provider’s products and services to other parties, and (3) any Confidential Information or other information regarding Company, its principals, Affiliates, or agents that Provider obtains in connection with the Agreement (including information about Company and its operations, affairs and financial condition not generally disclosed to the public or to trade and other creditors) may be (to the degree necessary, appropriate and allowed under Laws, and provided that any recipients who are not subject to a statutory duty of confidentiality have agreed to maintain such data in confidence in accordance with terms not less stringent that those set forth in the Agreement):

(i)

Used by Provider and its Affiliates, third party contractors, agents, employees and referral partners (a) to provide the Services and related functions to Company and to respond to any further application for Services, (b) for administrative purposes and to maintain Company’s account pursuant to the Agreement (including, where applicable, conducting identity checks on Company and where relevant, Company’s officers, directors and controlling shareholders, and to conduct, monitor and analyze Provider’s business or those of its Affiliates), (c) for Provider’s internal fraud and compliance monitoring, (d) to conduct, monitor and analyze Provider’s business or those of its Affiliates, (e) for due diligence purposes in connection with significant transactions or dealings involving Provider and that are outside the ordinary course of Provider’s business, including investments, acquisitions or financing, to other potential parties to such dealings or transactions or their professional advisors, subject to confidentiality agreements no less protective than these confidentiality provisions, (f) in connection with the enforcement of the rights of Provider hereunder or otherwise in connection with applicable litigation, (g) to market and sell to Company products and services offered by Provider or its Affiliates or (h) for obtaining financing for Provider’s business, or negotiations in connection with that purpose;

(ii)	Disclosed by Provider to its attorneys, accountants or other professional advisors;

(iii)	Disclosed and shared by Provider for reporting purposes to credit rating agencies and to the financial institution where the Settlement Account is maintained;

(iv)	Disclosed by Provider to regulatory bodies exercising supervisory jurisdiction;

(v)	Used by Provider to enhance or improve Provider’s products or services generally;

(vi)

Used or disclosed by Provider to third party investors or potential investors in Provider or its Affiliates in the event of the sale, disposal, merger or transfer of the business of Provider or its Affiliates or in the event of any reorganization or other change to the business of Provider or its Affiliates;

Master Services Agreement (v.1.8.21)

General Terms and Conditions

(vii)	Collected, used and disclosed by Provider as required by Laws (e.g., for tax reporting or in response to a subpoena) or by the Payment Network Regulations; and

(viii)	Retained for such periods of time as Provider requires to perform its obligations and exercise its rights under the Agreement.

Provider shall not incur any liability to Company by reason of any disclosure permitted by this Section 7.1(d).

(e)

Duration of Obligations. The non-disclosure obligations in this Section 7.1 will continue (i) with respect to Confidential Information that does not constitute a trade secret, for three (3) years following termination, and (ii) with respect to Confidential Information that is a trade secret under Laws, for the longer of three years after termination and such period as the information retains its status as a trade secret under Laws.

(f)

Obligations on Termination. At the request of the Disclosing Party upon the termination of the Agreement, the Receiving Party will promptly delete or return to the Disclosing Party all originals and copies containing or reflecting any Confidential Information of the Disclosing Party (other than those required to be retained by Law, Payment Network Regulations or the Receiving Party’s information retention policies, or that would be unreasonably burdensome to destroy, such as archived computer records). If a dispute arises between the Parties in relation to the Confidential Information or the Agreement, the Receiving Party may retain a copy of such Confidential Information as the Receiving Party reasonably determines is necessary for its defense of the dispute. In all cases, any retained Confidential Information will continue to be subject to the terms of the Agreement.

7.2.	Data Security and Use.

(a)	Security Programs Compliance. Each Party will comply with the applicable requirements of the Security Programs.

(b)

PCI-DSS Attestation. Company may review Provider’s current PCI-DSS compliance status on the Payment Network websites as available. Provider will undergo an annual assessment of its compliance with the Security Programs and, if applicable to the Services provided under the Agreement, the Payment Application Data Security Standards. At Company’s written request, Provider will provide to Company a written attestation of Provider’s compliance with the security requirements related to Cardholder Data promulgated by the Payment Card Industry Security Standards Council.

(c)

Provider Data Breach. If Provider suffers a Provider Data Breach, then it will follow all Laws and Payment Network Regulations with respect to such Provider Data Breach including providing the required reporting and forensic audits to the Payment Networks. Provider will not pass-through or require Company to be liable to Provider for any fees, fines, penalties, assessments, or charges levied against Provider by the Payment Networks in connection with a Provider Data Breach. Unless otherwise required or directed under Law, the Payment Network Regulations, or a Payment Network, Provider will not (i) contact or inform any Customer of whose data may have been the subject of a Provider Data Breach of the occurrence of the Provider Data Breach, or (ii) publicly disclose that information provided by Company to Provider was the subject in any part of a Provider Data Breach. If Provider is legally obligated or the Payment Network Regulations or Payment Networks require Provider to contact Customers as part of a Provider Data Breach, Provider will limit the notices to such Customers to those required by the legal obligation, the Payment Network Regulations, or the Payment Networks, or as approved by Company.

Master Services Agreement (v.1.8.21)

General Terms and Conditions

(d)	Protected Information.

(i)

Each Party will ensure the security of Cardholder Data, Transaction Information and other information by which individuals may be identified (collectively, “Protected Information”) in accordance with all Laws and Payment Network Regulations and the Agreement. Each Party shall: (1) treat Protected Information as confidential information and protect such materials from disclosure to any third person, except as expressly permitted in the Agreement. And use reasonable measures to prevent the unauthorized processing, capture, transmission and use of Protected Information; and (2) at all times only store, process, transmit and use Protected Information in accordance with the requirements of any applicable data processing laws and Operating Regulation. Provider and Company shall retain Protected Information for the duration required by Laws and the Payment Network Regulations and thereafter will destroy, in a manner that will render the information unreadable, all such information that is no longer necessary or appropriate to maintain for ordinary business purposes.

(ii)

Company’s processing of any personal data within the meaning of applicable data protection legislation (“Personal Data”) received by it in performance of the Agreement shall comply with applicable data protection legislation and all Laws.

(iii)

Company will not disclose Protected Information to any third party without the consent of the Cardholder, except to a Service Provider, or as otherwise permitted by Laws and the Payment Network Regulations. Company will not retain or store magnetic stripe or CVV2/CVC2/CID data after authorization for any purpose. After authorization, Company will retain only the Customer account number, name, and card expiration date if Company has a reasonable business purpose to retain such information and is otherwise in compliance with the Agreement. If there is a failure or other suspension of Company’s business operations, including any Insolvency Proceeding, Company will not sell, transfer, or disclose Cardholder Data or Transaction Information to third parties, and Company will (a) return this information to Provider, or (b) provide acceptable proof of destruction of this information to Provider.

(iv)

Provider acknowledges that Company may collect information about Company’s Customers as part of a Company sales transaction (e.g., price paid, time, store identifier, SKU information) regardless of the Customer’s payment type and not in connection with the Services, and that the Agreement does not restrict Company’s retention, use or disclosure of such information even though some of that information may overlap with elements of Transaction Information.

(v)

Company acknowledges and agrees that Personal Data provided by Company may be transferred outside of the United States, Canada or the European Economic Area (as applicable) for any purpose authorized by the Agreement, provided that proper precautions to maintain the confidentiality of the Personal Data are taken.

(vi)

Company acknowledges that some of Provider’s affiliates, service providers or other third parties are located outside of the jurisdiction(s) where Provider’s operations are located. Company acknowledges that as a result of the foregoing, Personal Data may be accessible to regulatory authorities in accordance with the Laws of these jurisdictions. Provider maintains physical, electronic, and procedural safeguards that comply with Laws in applicable jurisdictions with respect to safeguarding Personal Data. Subject to Laws in any applicable jurisdiction, Provider requires third parties to whom it discloses Personal Data to

Master Services Agreement (v.1.8.21)

General Terms and Conditions

protect the information in a manner that is consistent with this Agreement. Company represents, covenants and agrees that it shall disclose to Cardholders and all affected officers, directors, agents or employees of Company the facts in the four immediately preceding sentences to the degree required by Laws.

(vii)	Notwithstanding anything in the Agreement to the contrary, any Protected Information that Provider obtains in connection with the Agreement may be:

(1)

Used and disclosed by Provider and its Affiliates, third party contractors, agents and employees to provide the Services and related functions to Company and for the purpose of performing under the Agreement and in compliance with the Payment Network Regulations and applicable requirements of Laws;

(2)	Disclosed to Company’s agents, employees and representatives, network providers or Card processors for the purpose of assisting Company in completing the Transaction;

(3)	Collected, used and disclosed by Provider as required by Laws or by the applicable Payment Networks or Issuers in compliance with the Agreement and the Payment Network Regulations; and

(4)	Retained for such periods of time as Provider requires to perform its obligations and exercise its rights under the Agreement.

Provider may prepare, use, and share with third parties, aggregated, non-personally identifiable information derived from Transaction Information of all of Provider’s Customers or specific segments of Provider’s Customers.

8.	Third-Party Services.

8.1.

Company has disclosed in writing to Provider all Third-Party Services being provided to Company and will disclose in writing to Provider any new Third-Party Services to be provided to Company after the Effective Date prior to using the same. All Third-Party Services shall comply with all applicable requirements of Laws, the Payment Network Regulations and the Agreement, including PCI. Company will comply with the requirements of PCI and any modifications to, or replacements of PCI that may occur from time to time, be liable for the acts and omissions of each third party offering such Third-Party Services and will be responsible for ensuring compliance by the third party offering such Third-Party Services with all applicable requirements of Laws, the Payment Network Regulations and the Agreement, including PCI. Company will indemnify and hold harmless Provider from and against any loss, cost, or expense incurred in connection with or by reason of Company’s use of any Third-Party Services. Provider will not be responsible for the Third-Party Services not provided by it nor shall Provider be responsible for any Transaction until it receives data for the Transaction in the format required by it and uses such data in connection with processing performed by it under the Agreement.

8.2.

If Company uses Third-Party Services for the purposes of data capture, electronic submission or authorization, Company agrees: (a) that the third party providing such services will be its agent in the delivery of Transactions to Provider via a data processing system or network similar to Provider’s; and (b) to assume full responsibility and liability for any failure of that third party to comply with applicable requirements of Law and the Payment Network Regulations or the Agreement. Provider will not be responsible for any losses or additional fees incurred by Company as a result of any error by a third party agent or by a malfunction in a third party Terminal. Provider is not responsible for any Transaction until it receives data for the Transaction in the format required by it and Provider uses such data in connection with processing performed by it under the Agreement.

Master Services Agreement (v.1.8.21)

General Terms and Conditions

8.3.

If required by Provider, Company will cause each provider of Third-Party Services and applicable Company Resource to undergo testing, approval and certification by Provider before Company uses such provider or Company Resource in connection with accessing or using the Services. Company will ensure that each provider of Third-Party Services or Company Resource maintains certification and compatibility with the Services and that each provider of Third-Party Services and Company Resource is fully compliant with all Laws, Payment Network Regulations, and Security Programs. Failure of Company’s systems, including Company’s point- of- sale system or property management system, or any provider of Third-Party Services systems to maintain certification under this section or to be compatible and function with the most recent version of the Services will excuse Provider from all liability and all of its obligations under the Agreement to the extent that Provider’s provision of the Services is impaired by such failure.

8.4.

Provider may terminate access to or ability to integrate with Provider’s products, services, and systems of any provider of Third-Party Services immediately without prior notice if the termination results from:

(a)	such provider’s breach of any Laws, Payment Network Regulations or the Agreement,

(b)	the requirement of any court order or Payment Network or application of Payment Network Regulations to the Services,

(c)	Provider’s reasonable determination that such provider poses an unacceptable security risk to Provider, Company or any Payment Network, or

(d)

such provider’s failure to maintain certification to Provider or the expiration or termination of any agreement between Provider and such provider specific to certification to Provider with respect to the Services.

8.5.

In the event Company uses a third party to provide or otherwise manage its passenger service system (a “PSS Provider”), Company will notify such PSS Provider that Provider has an interest in the information in the possession of such PSS Provider concerning travel services that are the subject of Transactions, and the Company shall, at the request of Provider, make such information available to Provider, even after Company ceases to provide air transportation services or an Insolvency Event has occurred with respect to Company. At Provider’s request, Company shall require that its PSS Provider provide written evidence to Provider of its agreement to the requirements of this Section 8.5.

8.6.

Provider may use third party contractors in connection with the performance of its obligations under the Agreement. Provider will be responsible for the performance of its obligations hereunder notwithstanding any use of or delegation of any responsibility to any Provider third party contractor. Provider is responsible for any violations of the Agreement that result from the acts or omissions of its third party contractors.

9.	Assessment and Audit.

9.1.

Provider will engage independent, qualified, external auditors (the “Provider Auditors”) to assess the internal controls and information security measures in place related to the Services (“Internal Controls Assessment”). The Internal Controls Assessment will conform with Laws, applicable Payment Network Regulations and industry standards, including generally accepted auditing standards such as the Statement on Standards for Attestation Engagements Number 16 “Reporting on Controls at a Service Organization” issued by the Auditing Standards Board of the American Institute of Certified Public Accountants (the “SSAE 16”). The frequency of the Internal Controls Assessment will be consistent with industry standards. Upon Company’s written request, but not more frequently than once every 12 months, Provider will provide a copy of its most recent SSAE 16 SOC 1 report, which will be deemed Provider’s Confidential Information.

Master Services Agreement (v.1.8.21)

General Terms and Conditions

9.2.

If Provider reasonably suspects that it is subject to a financial or reputational risk due to Company’s acts or omissions, Company authorizes Provider and its agents to perform an audit or inspection of Company’s operations and records to confirm Company’s compliance with the Agreement upon reasonable advance notice, during normal business hours, and at Provider’s expense (unless Provider reasonably determines based on such audit that Company is not in compliance with the Agreement, in which case Company will bear the cost). Company will maintain complete and accurate records of its performance under the Agreement. Company will execute and deliver to Provider all documents Provider reasonably deems necessary to verify Company’s compliance with Section 6.

9.3.

In the event of reasonable suspicion that Company or any of its officers, employees or agents are involved in any fraudulent or unlawful activity connected with the Agreement, Provider shall have the right to inspect Company’s Transaction records relating to the Agreement, in connection with which Company authorizes Provider and its authorized agent(s) to examine or audit such records.

9.4.

If Provider reasonably suspects that Company is not in compliance with Laws or that Provider is not or will not be in compliance with Laws due to Company’s acts or omissions, Company authorizes Provider and its agents to perform an audit or inspection of Company’s operations and records to determine such compliance upon reasonable advance notice, during normal business hours, and at Provider’s expense (unless Provider reasonably determines based on such audit that Company is not in compliance with Laws or that Provider is not or will not be in compliance with Laws due to Company’s acts or omissions, in which case Company will bear the cost). Company agrees to cooperate, in good faith, with any such audit.

9.5.

During the term hereof and for one year thereafter, Company and Provider shall have the right at reasonable times and upon reasonable notice to audit, copy or make extracts of the records of the other pertaining to the transactions between or among them under the Agreement to determine the accuracy of the amounts that have been or are to be paid, refunded or credited by one Party to the other in accordance with the provisions of the Agreement.

9.6.

Should any review by Company of records relating to amounts that have been paid by Company in accordance with the Agreement reveal that Company was overcharged or it overpaid any amount under the Agreement with respect to the Services, Provider shall, upon receipt of such review, promptly refund and remit such overcharge and/or overpayment to Company. No such refund shall take place with respect to any amount charged or paid more than twelve (12) months before the date Provider receives notice thereof and a copy of the related review. Any such review shall be at the Company’s sole cost and expense.

9.7.

Company shall obtain an audit from a third party acceptable to Provider of the physical security, information security and operational facets of Company’s business and provide to Provider and, if applicable, the requesting applicable Payment Network, a copy of the audit report resulting therefrom (a) upon Provider’s request, or upon the request of an applicable Payment Network, promptly following any security breach on Company’s system at Company’s expense, (b) at any time upon request of an applicable Payment Network at Company’s expense and (c) if no security breach has occurred on Company’s system, upon request of Provider, at Provider’s expense; provided that, with respect to this clause (c), such an audit may not be required more than once per calendar year.

10.

Reporting. Until any obligation of Provider to perform hereunder shall have expired or been terminated and all obligations of Company to Provider hereunder shall have been satisfied, Company shall furnish to Provider the following reports, notices and financial statements, which shall be in English and shall be stated in United States dollars unless an alternative currency is indicated in the Agreement.

10.1.

Within ninety (90) days after the end of each fiscal year of Company, the consolidated financial statements of Company and its subsidiaries for the immediately preceding fiscal year, consisting of at least statements of income, cash flow and changes in stockholders’ equity, and a consolidated balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit and stating Company’s unrestricted cash (including cash equivalents) balance, certified without qualification by independent certified public accountants of recognized standing selected by Company and acceptable to Provider.

Master Services Agreement (v.1.8.21)

General Terms and Conditions

10.2.

Within thirty (30) days after the end of each fiscal quarter, consolidated statements of income, cash flow and changes in stockholders’ equity for Company and its subsidiaries, if any, for such quarter and for the period from the beginning of such fiscal year to the end of such quarter, and a consolidated balance sheet of Company and its subsidiaries, if any, as at the end of such quarter, setting forth in comparative form figures for the corresponding period for the preceding fiscal year and stating Company’s unrestricted cash (including cash equivalents) balance, accompanied by consolidating statements for such period and a certificate signed by the chief financial officer of Company (a) stating that such financial statements present fairly the financial condition of Company and its subsidiaries and that the same have been prepared in accordance with generally accepted accounting principles or international financial reporting standards, as applicable, and (b) certifying as to Company’s compliance with all statutes and regulations applicable to Company, respectively, except noncompliance that could not reasonably be expected to have a material adverse effect on the financial condition or business operations of Company.

10.3.	On or before the fifteenth (15th) day of each month, a flight data report for the preceding month, in the form of and containing the information required by Schedule E.

10.4.

Within one (1) Business Day of an officer of Company becoming aware of any cancellation of twenty percent (20%) or more of Company’s scheduled flights during any consecutive ten (10) day period or longer or Company publicly announcing that the same shall occur, notice thereof.

10.5.

Within five (5) days of an officer of Company becoming aware of any material default by Company under the Agreement, a notice from Company describing the nature thereof and what action Company proposes to take with respect thereto.

10.6.

Within five (5) days of an officer of Company becoming aware of the same, notice of any pending or threatened action, suit or proceeding at law or equity, or before or by any Relevant Authority against Company or any of its property which, if determined adversely to Company could materially adversely affect the present or prospective financial condition of Company or affect its ability to perform under the Agreement.

10.7.

Within five (5) days after any (a) termination or suspension of any Billing Settlement Plan or any other agreement that is relevant to Company’s flight operations or performance under the Agreement, or any of Company’s rights or benefits thereunder, that Company has with any Relevant Authorities, (b) modification of Billing Settlement Plan or any other agreement that is relevant to Company’s flight operations or performance under the Agreement, with any Relevant Authorities that could materially adversely affect the present or prospective financial condition of Company or impair its ability to perform hereunder or (c) receipt by Company of notice from any Relevant Authorities or a Billing Settlement Plan of such Relevant Authorities’ or Billing Settlement Plan’s intention to terminate, suspend or modify agreement with Company, a notice from Company of such termination, modification or receipt of notice and such information with respect to the same as Provider may request. Such notice shall be provided whether Company is a party to an agreement with any Relevant Authorities or a Billing Settlement Plan on the Effective Date or thereafter becomes party to an agreement with any Relevant Authorities or a Billing Settlement Plan.

10.8.

Immediately upon the occurrence of an Insolvency Event involving Company, Company shall include Provider on the list and matrix of creditors filed with any insolvency authority whether or not a claim may exist at the time of filing, and provide Provider with notice thereof.

10.9.

Immediately upon the failure to pay, whether by acceleration or otherwise, any payment obligation of Company pursuant to any aircraft lease or other financing, notice of such failure and information concerning the amount of the obligation and the actual or likely consequences of such failure.

Master Services Agreement (v.1.8.21)

General Terms and Conditions

10.10.

Within five (5) days after the merger or consolidation of Company, or entry by Company into any analogous reorganization or transaction, with any other corporation, company or other entity or the sale, transfer, lease or other conveyance of all or any substantial part of Company’s assets, notice of such event, including a description of the parties involved and the structure of the reorganization or transaction.

10.11.

Immediately upon a responsible officer of Company becoming aware (or at the time a responsible officer of Company should have become aware) of any material adverse change in the condition or operations, financial or otherwise, of Company, notice of such material adverse change.

10.12.	Within ten (10) days after the end of each month, a report of the dollar amount of Vouchers that have been issued but not used as of the end of such month.

10.13.	Such other information with respect to the financial condition and operations of Company as Provider may reasonably request.

11.	Proprietary Rights.

11.1.

As between Provider and Company, Provider retains all right, title and interest in and to the Services, Provider Materials, Updates, Customizations, and all Intellectual Property Rights in any of the foregoing. Company will not acquire any ownership interest or license rights (except such rights as are expressly stated in the Agreement) in or to the Services, Provider Materials, Updates, Customizations, or Intellectual Property Rights in any of the foregoing. If any right, title or interest in and to any Customization is deemed to vest in Company, Company hereby assigns and agrees to assign to Provider all worldwide right, title, and interest in and to such Customization, including all Intellectual Property Rights therein. All rights not otherwise stated in the Agreement are reserved to Provider. The rights granted to Company under the Agreement are non-exclusive and nothing in the Agreement will limit the ability of Provider to market, sell, offer for sale, license or otherwise exploit the Services, Provider Materials, Updates, Customi zations or Intellectual Property Rights in any of the foregoing to any third parties or to appoint or authorize any other person or entity to do the same.

11.2.

Except for mere reference to the company name of Company in presentations to other merchants for the provision of processing services by Provider, Provider shall not display or show the trademarks, service marks, logos, or company names of Company in promotion, advertising, press releases, or otherwise without first having obtained Company’s written consent.

11.3.

Company may indicate in any advertisement, display or notice that the services of a specific applicable Payment Network are available. Notwithstanding anything in the Agreement to the contrary, any use of applicable Payment Network trademarks and service marks by Company must be in compliance with the Payment Network Regulations. Company’s promotional materials shall not indicate, directly or indirectly, that any applicable Payment Network or Provider endorses or guarantees any of Company’s goods or services.

11.4.

Company and Provider acknowledge that no Party hereto will acquire any right, title or interest in or to any other Party’s trademarks, service marks, logos or company names and such properties shall remain the exclusive property of the respective Parties or their affiliates. Upon termination of the Agreement, the Parties hereto will discontinue all reference to or display of the other Party’s trademarks, service marks, logos and company names.

Master Services Agreement (v.1.8.21)

General Terms and Conditions

12.	General Representations.

12.1.	Provider Representations. Provider represents and warrants to Company the following:

(a)

It has full and complete power and authority to enter into and perform under the Agreement and has obtained, and there remain in effect, all necessary licenses, resolutions and filings which are necessary for it to perform its obligations under the Agreement.

(b)

Provider has the power to execute and perform the Agreement. The person executing the Agreement is duly authorized to bind Provider to all provisions of the Agreement and such person is authorized to execute any document and to take any action on Provider’s behalf which may be required to carry out the Agreement. Further, the signing and performing in accordance with the Agreement will not violate any Laws or materially conflict with any other agreement to which Provider is subject.

(c)

Its execution and performance of the Agreement will not violate any provision of its organizational or charter documents, and the Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with the terms of the Agreement.

(d)

It is duly organized and in good standing under laws of the jurisdiction of its organization and is qualified to do business in each jurisdiction where the nature of its activities or the character of its properties makes such qualification necessary or desirable and the failure to so qualify would have a material adverse effect on its assets or operations; and has all authority, qualifications, licenses and registrations necessary to conduct its business in compliance with all Laws and Payment Network Regulations.

12.2.	Company Representations. Company represents and warrants to Provider that:

(a)

Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed with all authority, qualifications, licenses and registrations necessary to conduct its business and perform its obligations under the Agreement, and is qualified to do business in each jurisdiction where the nature of its activities or the character of its properties makes such qualification necessary or desirable and the failure to so qualify would have a material adverse effect on its assets or operations. Company is in compliance with all Laws and Payment Network Regulations. All written information provided by Company to Provider is true and complete and properly reflects the business, financial condition and ownership of Company in all material respects.

(b)

Company has the power to execute and perform the Agreement. The person executing the Agreement is duly authorized to bind Company and each Affiliated Entity to all provisions of the Agreement as if each Affiliated Entity had executed the Agreement, and such person is authorized to execute any document and to take any action on behalf of Company that Provider requires to carry out the Agreement. Further, the signing and performing in accordance with the Agreement will not violate any Laws, or violate conflict with any other agreement to which Company is subject. Company has obtained, and there remain in effect, all necessary licenses, resolutions and filings which are necessary for Company to perform its obligations under the Agreement.

(c)

Company’s execution and performance of the Agreement will not violate any provision of Company’s organizational or charter documents, and the Agreement constitutes the legal, valid and binding obligation of Company, enforceable in accordance with its terms

(d)

Company’s and its subsidiaries’ (if any) audited, consolidated financial statements and its unaudited, consolidated financial statements, as heretofore furnished to Provider, have been prepared in accordance with generally accepted accounting principles or international financial reporting standards, as applicable, applied on a basis consistent with those of the preceding year, and fairly present the financial condition of Company as of such date and the result of its operations and the changes in financial position for the period then ended. There have been no material adverse changes in the condition or

Master Services Agreement (v.1.8.21)

General Terms and Conditions

operations, financial or otherwise, of Company since the date of the financial statements furnished to Provider prior to the execution of the Agreement, except as previously disclosed to Provider in writing. Neither the financial statements described herein nor any other certificate, written statement, budget, exhibit or report, including information and reports relating to Card sales for Travel Costs, furnished by or on behalf of Company in connection with or pursuant to the Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make statements contained therein not misleading. Certificates or statements furnished by or on behalf of Company to Provider consisting of projections or forecasts of future results or events have been prepared in good faith and based on good faith estimates and assumptions of the management of Company and Company has no reason to believe that such projections or forecasts are not reasonable. All factual information hereafter furnished to Provider by Company or its agents will be true and accurate in all material respects on the date as of which such information is dated or certified and no such information will contain any material misstatement of fact or will omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

(e)

There is no action, suit or proceeding at law or equity, or before or by any Relevant Authority pending or to the knowledge of Company, threatened against Company or any of its property which, if determined adversely to Company could materially adversely affect the present or prospective financial condition of Company or affect its ability to perform hereunder, and Company is not in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any Relevant Authority where the effect of such default could materially adversely affect the present or prospective financial condition of Company.

(f)	No consideration other than as set out in the Agreement has been provided by Company in return for entering into the Agreement.

(g)

Each of the Company, its subsidiaries, and their respective officers and employees and to the knowledge of the Company, its directors and agents and those of its subsidiaries, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of Company, any subsidiary or to the knowledge of any Company any of their respective directors, officers or employees is a Sanctioned Person. Company and its subsidiaries are in compliance in all material respects with the USA Patriot Act.

(h)

Neither Company nor any of its subsidiaries (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) to the knowledge of any officer of Company engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise, to the knowledge of any officer, associated with any such person in any manner violative of such Section 2, or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other United States Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

(i)	Company is obtaining and using the Services from Provider to facilitate lawful business Transactions between Company and its Customers.

13.	Indemnification.

13.1.

Providers will indemnify and defend Company, its Affiliates, and their respective employees, officers, directors, and agents against losses, damages, liabilities, fines, judgements and expenses (including all reasonable attorneys’ fees) (collectively, “Losses”) in connection with claims, actions, demands or proceedings (made or threatened) brought by a third-party (“Claims”) arising

Master Services Agreement (v.1.8.21)

General Terms and Conditions

out of (a) Provider’s breach of the Agreement; (b) Provider’s or its third party contractors’ gross negligence or willful misconduct; (c) Provider’s or its third party contractors’ violation of Laws or Payment Network Regulations; (d) subject to Section 13.3, Provider’s alleged infringement or other violation of a patent, copyright or trademark of a third party by the Services in the form delivered or Company’s use thereof (an “Infringement Claim”); or (e) any personal injury or real or tangible personal property damage to the extent caused by Provider or its third party contractors.

13.2.

Company will indemnify and defend Providers, their Affiliates, and their respective employees, officers, directors, and agents against Losses in connection with Claims arising out of (a) any sale of goods or services resulting in a Transaction processed under the Agreement; (b) Company’s breach of the Agreement; (c) all use of any user ID and password other than by Provider or Provider’s third-party contractors; (d) Company’s or its Service Providers’ negligence or willful misconduct; (e) Company’s or its Service Providers’ violation of Laws or Payment Network Regulations; or (f) any personal injury or real or tangible personal property damage to the extent caused by Company or its Service Providers.

13.3.

Subject to Provider’s defense obligations as provided in this Section 13.3, indemnification for any Infringement Claim will be limited to the payment of the final award of damages assessed against Company resulting from such Infringement Claim in a final judgment by a court of competent jurisdiction, including awarded costs, or any amount in settlement or compromise authorized by Provider in writing. If any part of the Services or the use of the Services becomes, or in Provider’s opinion is likely to become, the subject of an Infringement Claim, and as a result of such Infringement Claim Company’s use of the Services may be enjoined or interfered with, then Provider will, at its option and expense, either, and in addition to defending Company and paying the final amount of damages as provided for in this section, (i) obtain a license for Company to continue using the alleged infringing components of the Services; (ii) modify the alleged infringing components of the Services to avoid the infringement in a manner that still permits the Services to perform in all material respects in accordance with the Agreement; or (iii) replace the alleged infringing components of the Services with compatible, functionally equivalent, and non-infringing components. Provider will use commercially reasonable efforts to accomplish the remedies identified in this section in a manner that minimizes the disruption to Company’s business operations. If Provider is not able to accomplish the above remedies within a commercially reasonable time frame and on commercially reasonable terms, Provider may terminate the Agreement upon written notice to Company. Upon such termination, Provider will promptly refund any fees paid for Services not performed as of the date of termination. SECTIONS 13.3 AND 13.4 SET FORTH THE EXCLUSIVE REMEDY OF COMPANY AND THE SOLE AND COMPLETE LIABILITY OF PROVIDER WITH RESPECT TO ANY INFRINGEMENT CLAIM.

13.4.

Provider will have no liability for any Infringement Claim to the extent caused by (i) access to or use of the Services other than as specified under the Agreement and the related Documentation, (ii) combination or use of the Services with non-Provider products or services (whether or not provided to Company by Provider), (iii) any hardware, devices, software, services or other resources not provided by Provider, (iv) failure or refusal by Company to install, implement or use any Update or correction provided by Provider, (v) modification or alteration of the Services by anyone other than Provider without Provider’s prior written consent, or (vi) Company’s goods or services.

13.5.

Any Party seeking indemnification from Company will promptly notify Company of any such claim and allow Company the right to assume the defense of any such claim; provided, that, legal advisors retained by Company shall be reasonably acceptable to Provider. Provider will not settle any such claim without Company’s written consent. In the event that Company does not assume the defense of any such claim, Company must assist in the collection of information, preparation, negotiation and the defense of any such claim. Nothing herein shall limit Provider’s right of Chargeback pursuant the Agreement.

Master Services Agreement (v.1.8.21)

General Terms and Conditions

13.6.

Any other provisions contained herein to the contrary notwithstanding, it is hereby agreed that the indemnity provisions set forth in this Section 13 shall survive termination of the Agreement and remain in effect with respect to any occurrence or claim arising out of or in connection with the Agreement.

14.

Disclaimer of Warranties. EXCEPT AS OTHERWISE EXPRESSLY STATED IN THE AGREEMENT, THE SERVICES AND PROVIDER MATERIALS ARE PROVIDED “AS IS,” AND PROVIDER DISCLAIMS ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, REGARDING THE SERVICES, PROVIDER MATERIALS, EQUIPMENT, SOFTWARE, DOCUMENTATION, AND COMPANY’S USE OF THIRD-PARTY SERVICES, EQUIPMENT, SOFTWARE, OR DATA IN CONNECTION WITH THE SERVICES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, ACCURACY, SATISFACTORY QUALITY, TITLE, SECURITY, NONINFRINGEMENT, UNINTERRUPTED OR ERROR-FREE USE, AND FITNESS FOR A PARTICULAR PURPOSE, AND ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, USAGE OR TRADE.

15.	Limitation of Liability.

15.1.

Neither party or its agents, officers, directors, or employees will be liable to the other party for indirect, exemplary, punitive, special, or consequential damages in connection with the Agreement under any theory of law or equity (whether in contract, tort, negligence, strict liability, by statute, or otherwise); provided, that nothing in this Section 15.1 shall limit Company’s liability for any Early Termination Fee.

15.2.

Company acknowledges that fees for the Services are very small in relation to the funds conditionally credited to Company for Transactions, and, consequently, Provider’s willingness to provide these Services is based on the liability limitations contained in the Agreement. Therefore, except for Provider’s breach of its confidentiality obligations in Section 7.1 and Provider’s indemnification obligations in Section 13 (excluding in each case a Data Breach, which is subject to Section 15.3), Provider’s aggregate liability for any Losses, regardless of the form of action, arising out of the Agreement or Provider’s performance or non-performance of Services under any theory of law or equity (whether in contract, tort, negligence, strict liability, by statute, or otherwise), will not exceed the lesser of (a) the sum of fees paid by Company to Provider during the three months immediately preceding the event giving rise to the Losses, exclusive of fees and variable costs incurred by Provider to process Transactions such as interchange costs, assessments, charges, and fees imposed by a third party, and (b) fifty thousand dollars ($50,000).

15.3.

Notwithstanding the limitations set forth in Section 15.2 and the disclaimers in Section 15.1, Provider will be liable to Company for Company’s documented and incurred Provider Data Breach Losses, up to an aggregate amount not to exceed six months’ average fees paid to Provider by Company pursuant to the Agreement, exclusive of fees and variable costs incurred by Provider to process Transactions such as interchange costs, assessments, charges, and fees imposed by a third party. NOTWITHSTANDING ANYTHING IN THE AGREEMENT TO THE CONTRARY, SECTION 7.2(c) AND THIS SECTION 15.3 SET FORTH COMPANY’S EXCLUSIVE REMEDY AND THE SOLE AND COMPLETE LIABILITY OF PROVIDER WITH RESPECT TO DAMAGES, PENALTIES, COSTS, EXPENSES, OR LOSSES ARISING FROM A DATA BREACH.

16.

Costs and Expenses. Company shall reimburse Provider for all costs and expenses, including reasonable attorneys’ fees and expenses of outside counsel to Provider and the allocated costs of in-house counsel to Provider, paid or incurred by Provider in connection with the enforcement or preservation of Provider’s rights hereunder. All costs and expenses to be paid by Company hereunder shall be payable on demand. Costs and expenses to be paid by Company to Provider: (a) are secured by the Deposit and all collateral pledged to Provider hereunder; and (b) Provider, at its option, may deduct the amounts owed to it from any amount otherwise due Company from Provider or apply, set off against or recoup from the Deposit such amount necessary to satisfy Company’s obligations hereunder. This Section shall survive termination of the Agreement.

Master Services Agreement (v.1.8.21)

General Terms and Conditions

17.	Fees; Reimbursement; Amounts Owed.

17.1.

Fees for the Services provided pursuant to the Agreement shall be at the rates set forth in the Fee Schedule. The fees specified in the Fee Schedule are premised upon the assumption that all transactions are sent to Provider via an accredited pathway.

17.2.

Any fees received or settled through the Settlement Account by Provider will be without any deduction for or on account of any tax or other withholdings imposed by any governmental, fiscal or other authority, unless otherwise required by law. If Company is obliged by law to make any such deduction, it will pay to Provider, or Provider will deduct from its daily settlement with Company or through the Settlement Account, such additional amounts as are necessary to ensure receipt by Provider of the full amount of fees Provider would have received in the absence of this obligation.

17.3.

The fees specified in Sections A and B of the Fee Schedule may be adjusted from time to time to reflect and correspond to increases or decreases in applicable rates, fees and assessments established and levied by the Card Networks or by third party vendors that provide authorization services, or to reflect additional costs to Provider as a result of Company’s requests in connection with providing the Services. Changes to fees pursuant to the foregoing will be effective upon written notice to Company, unless a later effective date is provided.

17.4.

The fees specified in the Fee Schedule may be revised to the degree Provider provides additional services to Company not provided as of the date of this Agreement and not contemplated in the Fee Schedule. In addition, Provider shall be entitled to increase the fees specified in Sections D, E and F of the Fee Schedule by providing written notice to Company. Changes to fees pursuant to the foregoing will be effective thirty (30) days following the issuance of such notice by Provider, unless a later effective date is provided.

17.5.

Company will promptly reimburse Provider for any fees, charges, fines, assessments, penalties, Chargebacks and other amounts that Provider may be required to pay a Payment Network or may incur with regard to any Transaction(s) processed pursuant to the Agreement or arising out of any failure of Company to perform in compliance with applicable Payment Network Regulations, Laws, the requirements of PCI, the Agreement or any act or omission by any third party service provider to Company or any other party to a contract with Company; provided, that, Company shall have no obligation for any such amount incurred solely through the willful misconduct or grossly negligent acts or omissions of Provider or Provider’s failure to materially comply with the applicable Payment Network Regulations. Without limiting the generality of the foregoing, Company will reimburse Provider for Chargebacks, Credit Records and other amounts required to be paid by Provider by virtue of applicable Payment Network Regulations as such Payment Network Regulations may be applied by the applicable Payment Networks. Any losses suffered by Provider on account of delay by Provider in processing Chargebacks shall be reimbursed by Company with respect to Chargebacks processed by Provider subsequent to cessation or substantial curtailment of flight operations of Company.

17.6.

Provider may debit amounts due from Company to Provider hereunder from the Settlement Account. If such debit does not fully reimburse Provider for the amount owed, Company will promptly pay Provider such amount upon demand.

17.7.

Each Provider shall have the right to deduct, set off against, or recoup from the amount of any reimbursement to such Provider hereunder from any payment otherwise due to Company from any Provider under the Agreement, regardless of whether the amount of such reimbursement and the amount of such payment are denominated in the same currency. If Provider is unable to so collect such amount, Company shall pay Provider on demand, the full amount or any uncollected part thereof. Provider, at its option, may apply, set off against or recoup from the Deposit amount (if any) such amount necessary to satisfy Company’s obligations hereunder, regardless of whether the Company’s obligations are owed to the Provider that established or maintains the Deposit and regardless of whether the Deposit or any portion thereof are denominated in the same currency.

Master Services Agreement (v.1.8.21)

General Terms and Conditions

Where any deduction, recoupment or set off requires the conversion of one currency into another, Provider shall be entitled to effect such conversion in accordance with its prevailing practice and Company shall bear all exchange risks, losses, commissions and other bank charges which may thereafter arise. In the case of any payment made to a third party for which Company reimbursed Provider, Company may choose to recover the amount involved or otherwise resolve the cause of the reimbursement in its sole discretion; provided, that, Provider shall have no obligation to recover such amount or take any other actions relating thereto. Without limiting the foregoing, Company acknowledges that Reserved Funds are funds provisionally credited to Provider pursuant to the Payment Network Regulations, subject to Chargeback as provided therein, and that pursuant to the Exposure Protection Schedule such funds will not be credited (provisionally or otherwise) to Company but will be held by Provider subject to subsequent credit as provided in the Exposure Protection Schedule and are subject to Chargeback in accordance with the Payment Network Regulations as such Payment Network Regulations may be applied by the applicable Payment Network.

17.8.

Company will, upon demand by Provider and to the degree permitted by Laws, pay interest on any amount due from Company to Provider under the Agreement for the period such amount remains unpaid calculated at a per annum rate equal to five percent (5%) per annum.

17.9.

Company will pay all taxes and other charges imposed by any governmental authority on the Services and Equipment provided under the Agreement, excluding any taxes based on Provider’s property or net income. If Company is a tax-exempt entity, Company will provide Provider with an appropriate certificate of tax exemption.

17.10.

With respect to Transactions processed by Provider (other than for Discover and American Express Transactions), Provider will qualify Company for the best available Card Network interchange rate based on the data provided by Company, subject to submission of Sales Records in the format required by the Agreement.

18.

Purchased Equipment. Provider will ship to Company the Purchased Equipment described in any Statement of Work, application, setup, or order forms, or any addenda or schedules mutually agreed upon in writing by Provider and Company for the purchase price stated thereon. Company has no right to cancel an order for Purchased Equipment. Unless otherwise agreed by the Parties, Company will be responsible for all shipping costs, insurance, import and export duties and similar taxes and amounts.

19.	Processing Services.

19.1.

Company desires to engage the Members that are signatories to the Agreement to process Transactions conducted in the Applicable Countries (collectively, the “Applicable Transactions”) on behalf of Company for Cards bearing the service marks of VISA, MasterCard or other card networks indicated from time to time, if any (collectively, the “Card Networks”), and each such Member has agreed to undertake such processing.

19.2.

To the extent multiple Members are or become Parties to the Agreement: (i) each Member shall be deemed an agent of each other for purposes of perfecting any liens, if any, under the Agreement; and (ii) Company shall have no responsibility for any relationship between such Parties and may treat U.S. Member (or International Member to the degree U.S. Member is not a Party to the Agreement, or Canada VESA Member to the extent neither U.S. Member nor International Member is a Party to the Agreement) as the sole Member to the Agreement for all purposes. Company hereby requests that Member process Applicable Transactions on behalf of Company and provide the services described in the Agreement, and Member agrees to process, or cause to be processed, the Applicable Transactions and provide such services, or cause them to be provided, in compliance with the terms and conditions of the Agreement and with the Payment Network Regulations and Laws.

Master Services Agreement (v.1.8.21)

General Terms and Conditions

20.

Applicable Countries. The Applicable Countries for purposes of Processing Services shall be those listed in Schedule C. Provider may decline to process Transactions in an identified Applicable Country if Provider is not authorized or is not permitted under Laws or Payment Network Regulations to process such Transactions. If at any time Provider is processing Transactions in an identified Applicable Country and there are changes in Laws or Payment Network Regulations which result in Provider not being authorized or not being permitted to process such Transactions, Provider may upon written notice to Company cease to process such Transactions effective ninety (90) days following such notice or the date such changes in Laws or Payment Network Regulations become effective, whichever is sooner.

21.

Settlement Account. Company shall establish and maintain one Settlement Account for each currency permitted pursuant to the Agreement. Each Settlement Account shall be maintained in an office of the financial institution designated by Company which is acceptable to Provider, and shall be subject to Provider’s customary practices and procedures applicable to accounts of that nature and shall be subject to the terms of the Agreement. Company shall provide to Provider all information necessary to facilitate remittance of funds to each Settlement Account.

22.

Applicable File Specification. All sales must be submitted to Provider in a format consistent with the Applicable File Specification. “Applicable File Specification” means the any file specification from time to time specified by Provider (or any modification or replacement thereof at any time provided to Company by Provider).

23.	Payment Network Regulations.

23.1.

Provider and Company will comply with all Laws and Payment Network Regulations applicable to the Services. Company further acknowledges that Provider has entered into the Agreement in reliance upon the applicability of the Payment Network Regulations of applicable Card Networks to the transactions hereunder and Company’s performance thereunder. To the extent there is a conflict between applicable Payment Network Regulations and the terms of the Agreement, the Payment Network Regulations shall control. To the extent there is a conflict between Laws and applicable Payment Network Regulations, Laws shall control. For purposes of the foregoing, a conflict shall be deemed to exist only if (i) compliance with the terms of the Agreement is impossible without a breach of the applicable Payment Network Regulations or (ii) compliance with the applicable Payment Network Regulations is impossible without a breach of Laws.

23.2.

Company and Provider shall each be responsible for any liability arising out of or related to its own failure to observe, perform or otherwise comply with the applicable provisions of the Payment Network Regulations.

24.

Effect of Termination. No termination of the Agreement shall affect the rights or obligations of any Party which may have arisen or accrued prior to such termination, including without limitation claims of Provider for Chargebacks related to Transactions that occurred prior to any termination.

25.

Disputes with Cardholders. Company will handle all claims or complaints by a Cardholder with regard to Travel Costs or Transactions. Any dispute between Company and a Cardholder arising out of the contract of air carriage shall be settled directly by Company without liability, cost, or loss to Provider.

26.

Exposure Protection. Provider may retain and hold all funds paid to it by a Card Network on account of Sales Records submitted by Company to Provider as Reserved Funds in accordance with the Exposure Protection Schedule attached to the Agreement as Schedule D. Exposure protection will be tracked on Provider’s TRIPS system or any replacement thereof at the commencement of processing.

27.

Notices. All notices permitted or required by the Agreement shall be in writing and served by reputable express delivery service (including any courier service) or electronic mail if an applicable e-mail address is provided. Any written notice served by reputable express delivery service (including any courier service) will be deemed received upon the earlier of (a) actual receipt or (b) if deposited for delivery with a nationally recognized overnight carrier, two business days after being deposited for such delivery. Any written notice served by e-mail will be deemed received on the business day of confirmation of transmission or, if such e-mail is sent after the recipient’s normal business hours or on a day that is not a business day, on the following business day.

Master Services Agreement (v.1.8.21)

General Terms and Conditions

Notices to Company will be addressed to Company’s address indicated on the signature page hereto or to the most recent address for Company shown on Provider’s records. All notices permitted or required to be sent to Provider pursuant to the Agreement shall be addressed as set forth below or such other address as Provider may indicate in writing:

To any Member:

U.S. Bank National Association

Mail Station BC-MN-H05M

800 Nicollet Mall

Minneapolis, Minnesota 55402

United States of America

Attention: Credit Manager

E-mail: USBankAirlineCredit@usbank.com

With a copy to:

Elavon, Inc.

Two Concourse Parkway, Suite 800

Atlanta, Georgia 30328

United States of America

Attention: General Counsel

E-mail: #AirlinesLRT@elavon.com

28.	Submission of Transactions by Company. Company represents and warrants to Provider that:

28.1.

Company’s Transactions and credit refund procedures comply in all material respects with all Laws and that are pertinent to such Transactions or refunds and with the applicable Payment Network Regulations. All Transactions submitted for processing hereunder are bona fide, no Transaction involves the use of a Card for any purpose other than the purchase of goods or services in the ordinary course of business from Company nor does it involve: (i) a Cardholder obtaining cash from Company or any Agent; (ii) Company accepting a Card to collect or refinance an existing debt or previous Card charges; or (iii) any collusion between Company and Cardholder with the intent of fraud.

28.2.

Company is in compliance in all material respects with its agreement with any Relevant Authorities or Billing Settlement Plan and is entitled to all the benefits and rights afforded to Company under such agreement, which benefits and rights are substantially the same as those afforded to other companies by Relevant Authorities or Billing Settlement Plan, if applicable.

28.3.

Unless explicitly provided otherwise by the Agreement, any Transactions submitted under the Agreement shall not relate to the provision of services or goods to a country where there may be, or are, any restrictions, regulations, Sanctions or laws prohibiting or restricting the provision of any such services or goods applicable either to Provider or Company.

The foregoing representations and warranties and the representation and warranties contained in Section 12.2 of the Agreement shall be deemed to be made each time Company submits a Sales Record or Credit Record to Provider for processing.

29.

Representations of Providers. Each Provider is a validly existing under the laws of its jurisdiction of organization, with all authority, qualifications, licenses and registrations necessary to conduct its business, in all jurisdictions where such Provider conducts business, in compliance with all Laws and Payment Network Regulations. Each Provider has the power to execute and perform the Agreement. The person executing the Agreement is duly authorized to bind the applicable Provider to all provisions of the Agreement and such person is authorized to execute any document and to take any action on such Provider’s behalf which may be required to carry out the Agreement. Further, the signing and performing in accordance with the Agreement will not violate any Laws or conflict with any other agreement to which any Provider is subject.

Master Services Agreement (v.1.8.21)

General Terms and Conditions

30.

VMAS™/MATCH™ Listing. Company acknowledges that Provider is required to report Company’s business name to the Visa VMAS™ listing maintained by Visa or the MATCH™ listing maintained by MasterCard and accessed by Visa pursuant to the requirements of the Payment Network Regulations. Company specifically consents to the fulfillment of the obligations related to the listing by Provider, the listing itself, and Company waives and holds harmless Provider from all claims and liabilities it may have as a result of such reporting.

31.	Honoring Cards.

31.1.

Company shall use reasonable efforts to cause all Agents to permit Cardholders to charge Travel Costs only in accordance with the terms and conditions of the Agreement and in compliance with applicable Payment Network Regulations. Company shall use reasonable efforts to cause compliance by Agents with all of the terms and conditions of the Agreement to be performed by Company or Agents. Notwithstanding any such reasonable efforts by Company, Company shall be responsible for: (i) any failure by any Agent in performing the applicable provisions of the Agreement; and (ii) the settlement of Sales Records and Credit Records completed by Agents.

31.2.

Company or Agent shall obtain Authorization for the total amount of the Travel Costs before completing any Transaction. Such Authorization may be provided by any third party provider acceptable to Provider. Company or Agent will follow any instructions received during Authorization. Upon receipt of Authorization, Company or Agent may consummate only the Transaction authorized and must note the Authorization code on the Sales Record.

31.3.

Neither Company nor any Agent shall engage in a Transaction with any customer in any of the following circumstances (with the exception of ticket by mail, internet or telephone and ticket by automated machine or purchased through other CNP Transactions): (a) a Card is not presented at the time of sale; (b) the signature on the Sales Record does not appear to correspond to the signature appearing in the signature panel on the reverse side of the Card, or the Cardholder does not resemble the person depicted in any picture which appears on the Card; (c) the signature panel on the Card is blank and is not signed; and (d) no Authorization is received. If Company or any Agent completes a Transaction under the conditions in this Section 31.3, Company shall be responsible for such Sales Record or Credit Record regardless of any Authorization.

31.4.	(a) Each Card sale shall be evidenced by a Sales Record.

(b)

Company shall include all items of Travel Costs purchased in a single Transaction in the total amount on a single Sales Record or Transaction record except for individual tickets issued to each passenger, when required by Company policy.

(c)

Each Sales Record shall include on its face the items needed to complete the Settlement File required by Provider. The Cardholder shall not be required to sign a Sales Record until the final Transaction amount is known and indicated in the “Total” column.

(d)

Company shall not effect a Transaction for only part of the amount due on a single Sales Record except when the balance of the amount due is paid by the Cardholder at the time of sale in cash, by check, with another card or Card, or any combination thereof.

(e)	If Company or Agent honors a Card, Company or Agent honoring the Card will deliver to the customer a true and completed copy of the Sales Record, in accordance with the Operating Guide.

Master Services Agreement (v.1.8.21)

General Terms and Conditions

31.5.	Company further acknowledges that certain Card products may not be accepted unless Company is participating in a 3D Secure™ System. As part of such participation, Company will:

(a)	Participate in the 3D Secure™ and acquire the right to use the MPI by agreement with an approved seller of MPI software;

(b)

have Provider host an MPI, or such other merchant plug-in software product designated by Provider from time to time, on Company’s behalf on the terms set forth by Provider and communicated to Company; or

(c)	Procure for Company’s own use a merchant plug-in software product of equivalent functionality to the MPI with the prior written consent of Provider.

For purposes of the Agreement, 3D Secure means the Three-Domain Secure protocol developed by Visa and for the purposes of the Agreement includes Verified by Visa™ and MasterCard® Secure Code™ developed by MasterCard and such other programs notified to Company by Provider from time to time (and in each case shall include successive versions thereof) and the expression “3D Secure™ System” shall be construed accordingly. Company acknowledges that the Card Networks may require 3D Secure for the processing of certain Card products. Provider will use reasonable endeavors to advise Company from time to time of those Card products that are not accepted without use of 3D Secure.

32.	Submission of Sales Records and Credit Records.

32.1.	All settlements with respect to Transactions submitted in the currency of a given Applicable Country shall be denominated in the lawful currency or currencies specified in the Agreement.

32.2.

(a) Neither Company nor Agent may present for processing or entry to any Card Network, directly or indirectly, any Sales Record or Credit Record that was not originated as a result of a Transaction between the Cardholder and Company or that does not otherwise comply with the Operating Guide.

(b)

Company or Agent shall submit to Provider for processing each Sales Record in accordance with the timeframes required by the applicable Payment Network Regulations. The method of billing for all Sales Records and Credit Records processed through any Billing Settlement Plan must be by electronic transmission and shall include itinerary records consisting of departure dates.

(c)	Sales Records submitted to Provider will be credited to Net Activity only after expiration of the Settlement Period, if any, for such Sales Records.

(d)

Subject to any rights of Provider to retain and hold funds pursuant to the Agreement (including, without limitation, pursuant to the Exposure Protection Schedule), Provider will deposit, or cause to be deposited, on each Business Day, via electronic funds transfer or any other form of funds transfer acceptable to Provider in its sole discretion, into the applicable Settlement Account for each applicable currency, an amount equal to the amount of Net Activity relating to such currency for each Business Day.

(e)

At any time that the aggregate amount of Net Activity results in an amount due Provider, the aggregate amount due may be deducted, recouped or set off from amounts subsequently payable to Company under the Agreement on account of Sales Records irrespective of the currency in which payment to Company is to be made; provided, that, Provider may, at its option (i) require an immediate wire transfer from Company in the amount due, or (ii) apply, set off against or recoup from any Deposit maintained pursuant to the Agreement the amount due from Company under the Agreement. Company acknowledges that the Agreement is a “net payment agreement” and that the right of Provider to net out obligations due from Company under the Agreement from amounts payable to Company hereunder (including from or as represented by the Deposit amount) is a right of recoupment. Company further acknowledges that Provider has entered into the Agreement in reliance upon such right.

Master Services Agreement (v.1.8.21)

General Terms and Conditions

(f)

Amounts deposited in a Settlement Account or otherwise credited to Company (including, without limitation, amounts credited against Company’s obligations to Provider for fees, costs and expenses hereunder) in respect of any Sales Record pursuant to the Agreement and Company’s right to payment of Reserved Funds shall be provisional until the payment made to Provider by the Card Network in respect of such Sales Record shall become final (i.e., all rights of Chargeback or other rights of the Cardholder or Issuer to obtain reimbursement of such payment from Provider shall have expired).

(g)

In the event that more than one Provider is a Party to the Agreement, amounts owed by Company to any Provider may be recovered by such Provider from amounts due to Company by any other Provider, including amounts attributable to any Deposit. Company authorizes each Provider to remit any amounts payable to Company by such Provider to any other Provider to pay Company’s obligations to such Provider thereunder.

32.3.

At Company’s request, Provider will provide Company with Transaction reports each Business Day that correspond to Net Activity and that will summarize sales, returns (refunds), Chargebacks, processing fees, and adjustments.

32.4.

Company shall cause Agents to submit Sales Records and Credit Records to Provider in the form of the Settlement File by electronic transmission as provided in the Operating Guide and Section 33 through Company’s accounting office or the appropriate processing center of the area or Billing Settlement Plan of which Company is a Provider. Company or the appropriate processing center, as the case may be, shall submit the Sales Records and Credit Records to Provider in accordance with the terms of the Agreement. Company shall notify Provider of any proposed change to the form of Settlement File not less than thirty (30) days in advance of the proposed effective date of such change.

32.5.

If Company utilizes Electronic Data Capture (“EDC”) services pursuant to this Section 32.5 to transmit Sales Records and Credit Records for Transactions through a Terminal, Company agrees to utilize such EDC services in accordance with applicable Payment Network Regulations. Company may designate a third person as its agent to deliver to Provider or directly to Card Networks Transactions captured at the point of sale by such agent. If Company elects to designate such an agent, Company must provide Provider prior written notice of such election. Company understands and agrees that Provider is responsible to make payment to Company for only those Transaction amounts delivered by such agent to the Card Networks, less amounts withheld by Provider pursuant to the Agreement, and Company is responsible for any failure by such agent to comply with any Payment Network Regulations, including any such failure that results in a Chargeback.

33.	Transmission.

33.1.

When Sales Records and Credit Records are submitted to Provider, other than Sales Records and Credit Records originating from Terminals, and processed by Provider’s Terminal processor, such Sales Records and Credit Records shall be submitted to Provider by means of a summary of all Travel Costs by electronic transmission compatible with the computer system of Provider and shall comply with Section 32.2 of the Agreement. Each such electronic transmission shall be made in the form of the Settlement File or any other format acceptable to Provider in its sole discretion. Company agrees that: (i) Company will not (and will ensure any third party services providers it uses with respect to data capture, electronic submission or authorization will not) change the method or format of electronic submissions (including without limitation the code or data value types associated with electronic submission) without first providing written notice to Provider of the same and obtaining Provider’s prior consent and (ii) if Company requests a change in the method or format with respect to such electronic submissions, Provider may require regression testing or other testing of such electronic submissions (in the requested format) prior to consenting to such change in format, and Company will be responsible for Provider’s costs and expenses (including fees for Provider’s employees at their standard rates) in connection therewith; provided that such testing shall not constitute consent to such format change and shall not in any way limit Provider’s right to withhold consent with respect to such format change.

Master Services Agreement (v.1.8.21)

General Terms and Conditions

33.2.

If an electronic transmission of Trave1 Costs does not meet the requirements of the approved format, Provider shall use reasonable efforts to advise Company within eight hours of receipt of same, provided that with respect to electronic transmissions that do not meet the requirements of the approved format due to Company’s failure to comply with its obligations in Section 33.1 regarding changes to the method or format of electronic transmission, Provider shall only be required to use reasonable efforts to advise Company of same promptly after Provider becomes aware that electronic transmissions that do not meet the requirements of the approved format.

33.3.

Any acceptance by Provider of an electronic transmission of Travel Costs that does not comply with the appropriate format or, if in the appropriate format, does not contain the information in respect to each Travel Cost summarized therein required by the terms of the Agreement, shall not constitute a waiver of, or preclude Provider from exercising, the right of Chargeback.

34.	Returned Unused Travel Costs; Credit Adjustment.

34.1.

Company will maintain a fair and uniform policy for the return or exchange of tickets or other Travel Costs for credit adjustments. On the date Company accepts the return of unused tickets or other Travel Costs or otherwise allows an adjustment to the Travel Costs which were the subject of a previous Card sale, Company will date and otherwise properly complete a Credit Record and submit it to Provider for processing hereunder in accordance with the timeframes required by the Payment Network Regulations and Laws.

34.2.	Company will make no cash refunds in connection with such credit adjustments, except to the extent it is required to effect a cash refund pursuant to the requirements of Laws.

34.3.

The submission of a Credit Record will not impair the right of Chargeback of Provider against Company in an amount not to exceed the excess of (a) the amount of the Sales Record over, (b) the amount of the Credit Record submitted by Company.

34.4.

Company shall not accept monies from a Cardholder for the purpose of preparing and depositing a credit voucher that will affect a deposit to the Cardholder’s account. Company shall not process a Credit Record without having completed a previous purchase Transaction with the same Cardholder.

34.5.

Provider may elect at any time to refuse to process any Credit Record relating to Transactions not originally processed by Provider and under no circumstances will Provider’s election to process such returns, refunds, or adjustments in any way obligate it to continue to process such items in the future.

35.	Chargebacks.

35.1.

Provider is not obligated to accept any Sales Record that does not comply in every respect with the terms and conditions of the Agreement, or that does not comply in all respects with the applicable Payment Network Regulations.

35.2.

Company agrees to pay Provider the amount of each Chargeback and, in the case of amounts that have not been paid to Company, acknowledges Company has no right to receive amounts attributable to Chargebacks. Provider may deduct and retain any amount due to Provider from Company on account of Chargebacks from amounts otherwise payable to Company under the Agreement. The provisions of Section 32.2 with respect to payment of Company’s obligations to Provider will apply in the event the amount of Net Activity results in an amount due Provider.

Master Services Agreement (v.1.8.21)

General Terms and Conditions

35.3.

So long as a Chargeback claim is in the process of dispute resolution pursuant to the Payment Network Regulations, Company shall not make any other claim or take any proceedings against the Cardholder in relation to the related Transaction or the underlying contract of sale or service.

35.4.

In connection with the processing of Chargeback claims, Provider shall be entitled to rely and act on any agreements, requests, instructions, permissions, approvals, demands or other communications given on behalf of Company (whether orally, via email or in writing) and Provider shall not be liable to Company for any loss or damage incurred or suffered by it as a result of such action.

35.5.

Subject to compliance with any applicable data processing laws and Section 7.2(d), Provider may provide Cardholder’s name and address for each Chargeback when it is included in the Cardholder’s documentation received by Provider.

35.6.

Company acknowledges and agrees that the “Chargeback Handling Fee” described in the Fee Schedule constitutes reasonable compensation to Provider for the services provided by Provider in connection with the handling of Chargebacks, taking into account, among other things, the costs and expenses, whether direct or indirect, and whether out-of-pocket or attributable to an increased administrative burden, incurred or suffered by Provider as a result of such Chargeback activity.

36.

Submission Currency, Settlement Currency. All Transactions under the Agreement shall be submitted to Provider in a Submission Currency acceptable to the applicable Card Network and all settlements with respect to such Transactions shall initially be in the same Submission Currency, unless otherwise provided. Company may request that Provider permit that Applicable Transactions be settled with a different Settlement Currency and such Transactions will only be settled in a different Settlement Currency if Provider is able to accommodate such request and affirmatively agrees to such settlement process.

37.

Currency Conversion. If the Provider permits settlement with a Settlement Currency that is different than the Submission Currency, Company acknowledges and agrees that a currency conversion would be required for such Transactions and that for each such currency conversion, in addition to all other processing fees payable for such Transaction: (1) for any Transaction for which Multi-Currency Conversion services are provided, if any, Provider will employ the methodology described in the schedule regarding Multi-Currency Conversion; (2) for any other Transaction, Provider will employ its then applicable exchange rate methodology in making any such currency conversion and the costs associated with such conversion would be passed on to Company.

38.	International Processing. This Section shall apply solely with respect to Transactions originating in jurisdictions other than the United States or Canada.

38.1.

Company and International Member may, on thirty (30) days’ notice to International Provider (or such shorter notice to which International Provider may agree in its sole discretion), add countries to the list of Applicable Countries for International Member in Schedule C after the Effective Date by substituting a new Schedule C that is in writing and signed by Company and International Member.

38.2.

International Member shall, where required by Laws in the processing of Transactions, issue a Value Added Tax (“VAT”) invoice and summary of Transactions. If VAT is chargeable in respect of all or any amounts paid to International Member under the Agreement, Company shall pay to International Member such VAT at the rate properly chargeable, in respect of the relevant supply of goods or services supplied by International Member.

38.3.

Company and International Member further agree that they have mutually relied upon the representations of the other that the Agreement is entered for commercial or business purposes and not for personal, family or household purposes, that neither Company nor International Member is a consumer, and that each Party is engaged in their common trade. Company and International Member explicitly agree that where relevant, the provisions of the Payment Services Regulations 2017 (the “PSR”) passed by the Parliament of the United Kingdom shall be disapplied to the fullest extent allowed under law, including but not limited to the entirety of Part 6 of the PSR, together with all provisions of Part 7 of the PSR, which Company and International Member are entitled to contractually disapply.

Master Services Agreement (v.1.8.21)

General Terms and Conditions

38.4.

For purposes of this Section 38.4, the terms “processing,” “controller” and “processor” shall have the meaning ascribed to them by the Data Protection Rules. Company is the controller, and International Member is the processor, in relation to processing of Transaction-related personal data in connection with the provision of Processing Services. The data processing activities carried out by International Member are as follows:

Subject matter and duration of processing:	Personal data is processed for the purpose of providing Processing Services under this Agreement during the term of this Agreement.

Nature and purpose of the processing:	Obtaining, recording, storing and transmitting personal data for the purpose of enabling Transactions.

Types of personal data:	Cardholder data that is necessary to process transactions in the course of providing the Processing Services.

Categories of data subject:	Customers who purchase goods or services.

(a)

Company shall, in relation to the provision of Processing Services, comply with all applicable Data Protection Rules as they apply to Company in its role as data controller. When International Member processes such personal data for any purpose other than in connection with the provision of Processing Services (including, without limitation, carrying out fraud prevention checks, anti-money laundering checks and use of aggregated data for analysis purposes), International Member shall be a controller in respect of such processing.

(b)

Company warrants and undertakes that any instructions given by Company to International Member in respect of the personal data where International Member is acting as a data processor shall at all times be in accordance with the Data Protection Rules and that compliance with such instructions and the processing of the personal data as permitted by this Agreement shall not result in a breach of the Data Protection Rules by Company or International Member.

(c)

Where International Member is acting as a processor on Company’s behalf, International Member shall: (i) subject to Company’s compliance with Section 38.4(b) above, only act on instructions from Company regarding the processing of personal data, including as permitted under this Agreement and for the purposes of providing the Processing Services and to comply with legal requirements in connection with the provision of Processing Services; (ii) comply with International Member’s security policies and any other security procedures agreed between the parties from time to time which are intended to ensure that appropriate technical and organisational measures shall be taken against unauthorised or unlawful processing of the personal data and against accidental loss or destruction of, or damage to, the personal data having regard to the state of the technological development and the cost of implementing the measures, so as to ensure a level of security appropriate to the harm that may result from breach of such measures and the nature of the personal data to be protected; (iii) maintain all applicable PCI-DSS requirements to the extent International Member possesses or otherwise stores, processes or transmits cardholder data on Company’s behalf; (iv) be responsible for the reliability of any of International Member’s employees or sub-contractors who have access to the personal data provided by Company and shall ensure that such employees and subcontractors are subject to obligations of confidentiality in relation to the personal data processed in connection with the provision of the Processing Services; (v) promptly notify Company of any requests made by any data subjects under the Data Protection Rules or enforcement agencies in relation to the processing of personal data so that

Master Services Agreement (v.1.8.21)

General Terms and Conditions

Company may deal with any such request; (vi) taking into account the nature of the processing undertaken by International Member, assist Company, in so far as is reasonably and legally possible, in responding to requests from data subjects exercising their rights under the Data Protection Rules; and (vii) taking into account the nature of the processing undertaken by International Member and the information available to International Member, assist Company, in so far as is reasonably and legally possible, with notification of data breaches to regulators and individuals, with the conduct of data protection impact assessments and with prior consultation with data protection regulators, in each case to the extent that such assistance is legally required under the Data Protection Rules.

(d)

Upon request and subject to confidentiality obligations, International Member shall make available to Company information regarding International Member’s compliance with this Section 38.4 not more than once in any 12 month period. Company may request an audit to check International Member’s compliance with this Section 38.4. Company shall be responsible for paying the costs of the audit at International Member’s standard rates. The scope and timing of the audit shall be agreed in advance and any information accessed as a result of the audit shall be subject to the confidentiality obligations set out in this Agreement.

(e)

Upon termination of this agreement to the extent that International Member holds any personal data on Company’s behalf as a processor Company agrees that International Member shall delete such personal data unless International Member is required to retain the personal data to comply with applicable laws or Payment Network Regulations or is otherwise authorised by law to retain the personal data.

(f)

Company agrees that International Member may appoint International Member’s Affiliates as sub-processors and that both International Member and International Member’s Affiliates may appoint third party sub-processors in connection with the provision of the Processing Services, provided in each case that equivalent obligations to those contained in Section 38.4 are included in a written contract with all sub-processors.

(g)

Company acknowledges and agrees that International Member may transfer personal data to countries outside of the United Kingdom, the European Union and/or the European Economic Area including the United States of America in connection with the provision of the Processing Services provided that such transfers comply with the General Data Protection Regulation and provisions of this Agreement, including Section 7.2(d)(v).

(h)

Sections 38.4(c) through (g) above only apply where International Member is acting as processor on Company’s behalf and do not apply where International Member is acting as controller of personal data.

38.5.	In handling (i.e. storing, processing or transmitting) sensitive payment data, Company will implement security measures in Company’s IT infrastructure as follows:

(a)

In designing, developing and maintaining internet payment services, Company will pay special attention to the adequate segregation of duties in information technology (IT) environments (e.g. the development, test and production environments) and the proper implementation of the “least privilege” principle as the basis for sound identity and access management.

(b)

Company will have appropriate security solutions in place to protect networks, websites, servers and communication links against abuse or attacks. Company will strip servers of all superfluous functions in order to protect (harden) them and eliminate or reduce vulnerabilities of applications at risk. Access by the various applications to the data and resources required shall be kept to a strict minimum following the “least privilege” principle. In order to restrict the use of “fake” websites, transactional websites offering internet payment services shall be identified by extended validation certificates drawn up in Company’s name or by other similar authentication methods.

Master Services Agreement (v.1.8.21)

General Terms and Conditions

(c)

Company will have appropriate processes in place to monitor, track and restrict access to: (i) sensitive payment data, and (ii) logical and physical critical resources, such as networks, systems, databases, security modules, etc. Company will create, store and analyse appropriate logs and audit trails.

(d)

Company will have appropriate processes in place to monitor, track and restrict access to: (i) sensitive payment data, and (ii) logical and physical critical resources, such as networks, systems, databases, security modules, etc. Company will create, store and analyse appropriate logs and audit trails.

(e)

In designing, developing and maintaining internet payment services Company will ensure that data minimisation is an essential component of the core functionality: the gathering, routing, processing, storing and/or archiving, and visualisation of sensitive payment data is kept at the absolute minimum level.

(f)

Security measures for internet payment services will be tested under the supervision of Company’s risk management function to ensure their robustness and effectiveness. All changes are subject to a formal change management process ensuring that changes are properly planned, tested, documented and authorised. On the basis of the changes made and the security threats observed, tests are repeated regularly and include scenarios of relevant and known potential attacks.

(g)

Company’s security measures for internet payment services will be periodically audited to ensure their robustness and effectiveness. The implementation and functioning of internet payment services will also be audited. The frequency and focus of such audits should take into consideration, and be in proportion to, the security risks involved. Trusted and independent (internal or external) experts carry out the audits. They are not involved in any way in the development, implementation or operational management of the internet payment services provided.

(h)

Whenever Company outsources functions related to the security of internet payment services, the principles and recommendations of the Final Guidelines on the Security of Internet Payments published by the European Banking Authority shall be complied with.

38.6.	International Member shall immediately inform Company if, in its opinion, an instruction given or request made pursuant to this clause infringes Data Protection Rules.

38.7.

In the event of a conflict between any provision(s) of Sections 38.4 through 38.6 of this Agreement and any other provision of this Agreement, the provision(s) of Sections 38.4 through 38.6 of this Agreement shall control.

38.8.

International Member is committed to providing an excellent customer experience; however, if Company feels that International Member has not met your expectations, International Member would like to know. If Company is not satisfied with any aspect of our service, please contact International Member by telephone at International Member’s Service Centre 0345 850 0195. International Member’s lines are open 24 hours a day, 7 days a week. Alternatively, write to International Member at: International Member Processing Services, Building 8, Cherrywood Business Park, Loughlinstown, Co. Dublin or send an email to complaints@International Member.com. If International Member cannot resolve the matter to Company’s satisfaction informally International Member will send Company a written acknowledgement within 5 business days of having received Company’s complaint. Company will be provided with one point of contact to handle any questions Company may have, and International Member will ensure that Company receives a full written response. International Member’s aim is to resolve Company’s concerns and respond to Company as soon as possible and no later than 15 business

Master Services Agreement (v.1.8.21)

General Terms and Conditions

days of first receiving Company’s complaint. If, for reasons beyond International Member’s control, International Member is unable to issue a final response to Company within 15 business days, International Member will write to Company to keep Company updated, clearly outlining the reason for International Member’s delay and International Member will set out the timeline by which Company will receive a full response. This deadline will be no longer than 35 business days from the receipt of Company’s initial complaint.

38.9.

During the term of the Agreement, Company will not enter into an agreement with any other entity for services similar to those Services Company has elected to receive from International Member under the Agreement without International Member’s written consent.

39.	U.S. Processing. This Section shall apply solely with respect to Transactions originating in the United States.

39.1.

During the term of the Agreement, Company will not enter into an agreement with any other entity for services similar to those Services Company has elected to receive from U.S. Member under the Agreement without U.S. Member’s written consent.

40.	Canada Processing. This Section shall apply solely with respect to Transactions originating in Canada.

40.1.

Company agrees to accept Canadian-issued Visa debit payment cards (“Visa Debit Cards”) and expressly authorizes VISA Member to process Transactions made with Visa Debit Cards. VISA Member agrees to include all Visa Debit Card activity on the monthly statements provided with respect to Transactions outside of Visa Debit Cards.

40.2.

During the term of the Agreement, Company will not enter into an agreement with any other entity for services similar to those Services Company has elected to receive from Canada VISA Member or Canada MasterCard member under the Agreement without the written consent of such Member.

41.	Governing Law; Jurisdiction and Venue.

41.1.	With respect to Transactions processed by International Member:

(a)

The Agreement and any matter arising from or in connection with it shall be governed by and construed in accordance with the laws of England and Wales, without regard to its conflict of law principles.

(b)

Company and International Member agree that any legal suit, action or proceeding arising out of or in connection with Transactions processed by International Member may be brought in any court of England and Wales, and hereby submit to the non-exclusive jurisdiction of each such court. In addition, Company hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any court of England and Wales, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum of and waives any objection to venue with respect to the actions brought in those courts.

41.2.	With respect to Transactions processed by U.S. Member:

(a)

The Agreement and any matter arising from or in connection with it shall be governed by and construed in accordance with the internal laws of the State of Minnesota, without regard to its conflict of law principles.

(b)

Company and U.S. Member agree that any legal suit, action or proceeding arising out of or in connection with Transactions processed by U.S. Member may be brought in any District Court of the State of Minnesota, or the United States District Court for the District of Minnesota, and hereby submit to the non-exclusive jurisdiction of each such court. In addition, Company hereby irrevocably waives, to the fullest extent permitted by

Master Services Agreement (v.1.8.21)

General Terms and Conditions

law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any District Court of the State of Minnesota, or the United States District Court for the District of Minnesota, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum of and waives any objection to venue with respect to the actions brought in those courts.

41.3.	With respect to Transactions processed by Canada VISA Member or Canada MasterCard Member:

(a)

The Agreement and any matter arising from or in connection with it shall be governed by and construed in accordance with the laws of the Province of Ontario, without regard to its conflict of law principles.

(b)

Company, Canada VISA Member and Canada MasterCard Member agree that any legal suit, action or proceeding arising out of or in connection with Transactions processed by Canada VISA Member or Canada MasterCard Member may be brought in any court of the Province of Ontario, and hereby submit to the non-exclusive jurisdiction of each such court. In addition, Company hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any court of the Province of Ontario, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum of and waives any objection to venue with respect to the actions brought in those courts.

41.4.	With respect to the Professional Services provided by Elavon:

(a)

The Agreement and any matter arising from or in connection with it shall be governed by and construed in accordance with the internal laws of the State of Minnesota, without regard to its conflict of law principles.

(b)

Company and Elavon agree that any legal suit, action or proceeding arising out of or in connection with Professional Services may be brought in any District Court of the State of Minnesota, or the United States District Court for the District of Minnesota, and hereby submit to the non-exclusive jurisdiction of each such court. In addition, Company hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any District Court of the State of Minnesota, or the United States District Court for the District of Minnesota, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum of and waives any objection to venue with respect to the actions brought in those courts.

41.5.

The submission to jurisdictions by any Provider shall not (and shall not be construed as to) limit the right of such Provider to take proceedings against Company in whatsoever jurisdictions shall to it seem fit nor shall the initiating of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction.

42.

Insolvency Event. Notwithstanding anything contained herein to the contrary, upon and after the occurrence of an Insolvency Event involving Company, Provider may, at its option, require as a condition to the processing of any Transactions submitted to it relating to sales made by Company prior to or after the institution of such proceedings, the entry of an order by the court having the jurisdiction of any such proceeding, authorizing Company to issue, and Provider to process, Transactions for sales made by Company prior to or after the institution of such proceeding, in form and substance satisfactory to Provider. Company acknowledges that the Agreement constitutes a contract to make a loan, or extend other debt financing or financial accommodations to, or for the benefit of Company, and, as such, cannot be assumed or assigned in the event of an Insolvency Event involving Company. Company will be responsible to Provider for any damages suffered by, and expenses incurred by, Provider due to an Insolvency Event involving Company.

Master Services Agreement (v.1.8.21)

General Terms and Conditions

43.	General Provisions.

43.1.

Entire Agreement. The Agreement (including the Operating Guide, all appendices, schedules, attachments, exhibits, addenda and other documents incorporated by reference) and any amendment or supplement to it, constitutes the entire agreement between the Parties, and all prior or other agreements, written or oral, are superseded by the Agreement. If a conflict exists between the documents comprising the Agreement, the following order of priority will apply:

(a)	Any schedules mutually agreed upon by the Parties, with respect to the subject matter thereof;

(b)	Any signed Statement of Work;

(c)	These General Terms and Conditions and attached Appendices;

(d)	The Operating Guide; and

(e)	Any Documentation provided to Company in writing by Provider.

43.2.

Construction. The headings used in the Agreement are inserted for convenience only and will not affect the interpretation of any provision. Each provision is to be construed as if the parties drafted it jointly. The word “day” will mean “calendar day”, unless specifically stated otherwise.

43.3.

Assignability. The Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Parties hereto. Consent of Company shall not be required as to an assignment by Provider to any subsidiary, Affiliate or parent of Provider, any successor to Provider by reason of merger or consolidation, or any Person qualified under Payment Network Regulations to perform the obligations of Provider under the Agreement. No Party hereto shall make any other assignments of the Agreement without the prior written consent of the other Parties hereto, which consent shall not be unreasonably withheld. Provider in its sole discretion, without prior notice to Company, may designate and authorize any Affiliate(s) of Provider to take any action required or allowed by Provider or to undertake any duties or fulfill any of its obligations hereunder, and in such case such Affiliate(s) shall be entitled to the rights and benefits of Provider hereunder. Notwithstanding any such designation and authorization, Provider shall remain liable for any breach or failure to perform hereunder by any such Affiliate(s) of Provider hereunder.

43.4.

Telephone Recording. For quality assurance, training and fraud detection purposes, Company authorizes Provider to monitor and record customer service telephone conversations at any time, subject to Laws and applicable disclosures if required.

43.5.

Amendments. Except as otherwise stated in the Agreement, the Agreement shall not be amended, supplemented, modified or changed in any manner, except as provided in writing and signed by the applicable Parties hereto. Notwithstanding the foregoing:

(a)

Provider may amend or modify the Agreement, to the extent such changes are required by changes in the Payment Network Regulations or Laws, upon written notice to Company. Provider will inform Company of such a change in the Payment Network Regulations or Laws in a periodic statement or other written notice, and such change will become effective as of the date provided in the statement or notice, but in no event earlier than 30 days after the issuance of the statement or notice.

(b)

Provider may otherwise amend or modify the Agreement by providing written notice to Company describing such changes not less than thirty (30) days’ prior to the effective date of such changes. In addition to Company’s other termination rights in the Agreement, the Agreement may be terminated by Company without penalty if Provider

Master Services Agreement (v.1.8.21)

General Terms and Conditions

notifies Company of changes to the Agreement, other than changes required by the Card Networks, pursuant to the foregoing and within thirty (30) days following the issuance of such notice by Provider, Company notifies Provider of its intent to terminate the Agreement (with such notice including a list of changes to which Company objects), in which case, at Provider’s option, the Agreement will: (1) terminate ninety (90) days following issuance of such notice by Company and such changes will not be implemented or (2) continue in effect without the implementation of the changes to which Company has objected in such notice. Company will be deemed to have agreed to any such changes if Company does not provide written notice pursuant to the foregoing within thirty (30) days following the issuance of notice by Provider.

43.6.

Severability and Waiver. If any provision of the Agreement is found to be invalid, illegal or otherwise unenforceable by a court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions of the Agreement will not in any way be affected or impaired thereby. None of the failure to exercise, the delay by any Party to exercise, or the partial exercise of any right under the Agreement will operate as a waiver or estoppel of such right, nor will such amend the Agreement. All waivers requested by a Party must be signed by the waiving Party.

43.7.

Remedies Cumulative. All remedies, rights, powers, and privileges, either under the Agreement or by law or otherwise afforded to a Party, shall be cumulative and not exclusive of any other such remedies, rights, powers and privileges. Each Party may exercise all such remedies in any order of priority.

43.8.

Certain Relationships. Provider and Company will be deemed independent contractors and neither Party will be considered an agent, joint venturer or partner of the other, unless and to the extent otherwise specifically stated in the Agreement. The Agreement has been entered into solely for the benefit of the Parties to the Agreement and is not intended to create an interest in any third party except where explicitly stated otherwise. Company agrees and acknowledges that Provider has no fiduciary relationship with or any fiduciary duty to Company arising out of or in connection with the Agreement, and Provider is not and will not be acting as an advisor, agent or fiduciary for Company. Company hereby waives and releases any claims that it may have against Provider with respect to any breach or alleged breach of agency or fiduciary duty in connection with the Agreement.

43.9.

Survival. All of the obligations of each Party that by their nature should survive termination or expiration of the Agreement in order to achieve its purposes, will survive and remain binding upon and for the benefit of the Parties.

43.10.

Counterparts; Electronic Delivery. The Agreement may be signed in one or more counterparts, each of which will constitute an original and all of which, taken together, will constitute one and the same agreement. Signed counterparts may be delivered by fax or electronic means (e.g., .pdf documents via e-mail), and will constitute signed originals.

43.11.

Force Majeure. Any delay in the performance by any Party hereto of its obligations (except for payment of monies when due) shall be excused during the period and to the extent that such performance is rendered impossible or impracticable due to Force Majeure. A “Force Majeure” means an act of God, natural disaster or weather condition, earthquake, war, act of terrorism, civil disturbance, action by governmental entity, strike, boycotts, unavailability of parts, equipment or materials through normal supply sources, the failure of any utility to supply its services for reasons beyond the control of the Party whose performance is to be excused and other cause beyond such Party’s reasonable control. If a Force Majeure interrupts Provider’s provision of any Services, Company will continue to pay Provider the fees for the Services owed under the Agreement and Provider will make all reasonable efforts to restore such Services. If the Force Majeure continues for a more than 14 days, then Company may, upon notice to Provider, as its sole and exclusive remedy, abate payment to Provider to the extent Services are not performed and terminate the Agreement. If any Party is affected by a force majeure event, it shall immediately notify in writing the other Parties of the nature and extent of the circumstances and the Parties shall discuss and agree on the action to be taken.

Master Services Agreement (v.1.8.21)

General Terms and Conditions

43.12.	Business Continuity. Provider will maintain and adhere to business continuity plans that are commercially reasonable within the industry for the Services.

43.13.

Judgment Currency. Company agrees that any judgment concerning the Agreement granted in favor of Provider shall be paid in the currency such judgment is rendered in (the “Judgment Currency”). If Company fails to pay a judgment as described in the preceding sentence, Company agrees to indemnify Provider against any loss incurred by Provider as a result of the rate of exchange at which any amount recovered against Company (by way of recoupment, setoff or otherwise) is converted to the Judgment Currency. The foregoing indemnity shall constitute a separate and independent obligation of Company and shall apply irrespective of any indulgence granted to Company from time to time and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

43.14.

Assistance. No Party to the Agreement shall unreasonably withhold any documentation required by another Party to the Agreement in connection with the defense of any claim asserted in connection with the Agreement.

43.15.

Authorized Persons. Company may from time to time provide to Provider in writing a list of directors, officers, agents or employees of Company (“Operational Personnel”) authorized to undertake certain functions or take certain actions on behalf of Company with respect to the Services, as further described in such list. Company may provide updates to such list to Provider in writing from time to time. For the avoidance of doubt, the provision of any such list or updates to the same will not, by itself: (a) impose any obligations upon Provider to accept any instructions from Operational Personnel or (b) impose any liability on Provider for any failure to accept any instructions provided by Operational Personnel.

43.16.

Waiver of Trial by Jury. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TO THE EXTENT PERMITTED BY LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THE AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

43.17.

Waiver of Sovereign Immunity. To the extent that Company may be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to the Agreement, to claim for itself or its revenues, assets or properties sovereign immunity from suit, from the jurisdiction of any court (including but not limited to any court of the United States of America), from attachment prior to judgment, attachment in aid of execution of a judgment or from execution of judgment to the extent that in any such jurisdiction there may be attributed such sovereign immunity (whether or not claimed), Company hereby irrevocably agrees not to claim and hereby irrevocably waives such sovereign immunity in respect of suit, jurisdiction of any court, attachment prior to judgment, attachment in aid of execution of judgment and execution of a judgment.

44.	Canada Provisions. The following provisions apply with respect to all performances and Transactions under the Agreement occurring in Canada.

44.1.

Company agrees that the Agreement is a contract for the advance of credit to Company within the meaning of Section 11.01(b) of the Companies’ Creditors Arrangement Act (Canada) and within the meaning of Section 65.1(4)(b) of the Bankruptcy and Insolvency Act (Canada) and cannot be assigned by Company in the event of an Insolvency Event relating to Company. Company hereby acknowledges that but for the agreement in the immediately preceding sentence, Provider would not have entered into the Agreement. Company will be responsible to Provider for any damages suffered by, and expenses incurred by, Provider due to a Company Insolvency Event.

Master Services Agreement (v.1.8.21)

General Terms and Conditions

44.2.

Notwithstanding anything in the Agreement to the contrary: Provider will not amend the fees for the Services for the initial term of the Agreement except (i) as stated in Schedule A, or (ii) to pass through to Company increases in interchange, assessments, charges, or increased or new fees imposed by a third party; provided that, with respect to Credit Card and Debit Card Transactions, any such fee increases or new fees, other than in accordance with pre-determined fee schedules, if any, will be effective 90 days after Company receives notice thereof. Notwithstanding the previous sentence, Provider may adjust the Processing Fees stated in Schedule A, without further consent or agreement from Company, to pass through any new fees imposed upon Provider by any third parties (including any Payment Network) in connection with the Processing Services; provided that, with respect to Credit Card and Debit Card Transactions, any such fee increases or new fees, other than in accordance with pre-determined fee schedules, if any, will be effective 90 days after Company receives notice thereof.

44.3.

Company authorizes Provider, and its vendors and agents to initiate debit and credit entries to any account specified by Company (“PAD Account”) that is maintained by Company at an institution that is a member of the “Payments Canada” (meaning the national association that establishes standards, rules, and procedures and maintains a funds transfer system to enable depository financial institutions to exchange electronic payments), all in accordance with the Agreement, including those stated to be made by way of ACH. Company agrees that any withdrawal by Provider and its respective vendors and agents in accordance with the Agreement are pre-authorized debits (“PADs”) for business purposes, as defined under Rule H1 of Payments Canada. Company hereby waives the right to receive advance notice from Provider and its respective vendors and agents of all such debits. This authorization will remain in effect after termination of the Agreement and until all of Company’s obligations to Provider have been paid in full. If Company changes any PAD Account, this PAD authorization will apply to the new account and Company will provide Provider in writing such information regarding the new PAD Account as it deems necessary. It may take Provider up to 10 business days after Provider’s receipt of a written notice from Company to reflect in its system any change to Company’s PAD Account. If Company changes the PAD Account, Company agrees that it is responsible for all costs Provider incurs in connection with Company’s decision to change the PAD Account. Company may revoke the PAD authorization upon 30 days’ prior written notice to Provider, but any such revocation will constitute a material breach of the Agreement. Company may obtain a sample cancellation form, as well as further information on Company’s right to cancel a PAD authorization by contacting Company’s financial institution or by visiting www.payments.ca. Company has certain recourse rights if any debit does not comply with the Agreement. For example, Company has the right to receive reimbursement for any debit that is not authorized or is not consistent with this PAD authorization. To obtain more information on Company’s recourse rights, Company may contact its financial institution or visit www.payments.ca.

44.4.

In addition to Company’s other termination rights in the Agreement, the Agreement may be terminated by Company without penalty if Provider notifies Company of a fee increase or the introduction of a new fee; provided that Company may not terminate the Agreement in connection with new fees or fee increases made in accordance with pre-determined fee schedules, if any. Company will notify Provider of its intent to terminate the Agreement within 90 days of receiving notice of the new fee or fee increases from Provider.

44.5.

In addition to the provisions of Section 17.6 of the Agreement, all fees or charges payable by Company to Provider as set forth in this Agreement, including the Schedules hereto, the Documentation or any exhibits, do not include goods and services tax, harmonized sales tax, Quebec sales tax, value added tax, retail sales taxes and other similar taxes whether now imposed or to be imposed in the future. If any such tax (other than taxes based on Provider’s income) is found to be applicable, the appropriate amount of tax shall be added to and shall be payable by Company to Provider at the same time and upon the same terms as apply to the fees and other charges.

Master Services Agreement (v.1.8.21)

General Terms and Conditions

44.6.

The Parties hereby acknowledge that they have required the Agreement and all related documents to be drawn up in the English language. Les parties reconnaissent avoir demande que le present contrat ainsi que tous les documents qui s’y rattachent soient rédigés en langue anglaise.

44.7.

In addition to the provisions of Section 7.2(d) of the Agreement, Company represents, covenants and agrees that it is in compliance with all applicable privacy Laws, including the Personal Information Protection and Electronic Documents Act (Canada) and any other similar provincial legislation, and that any personal information of a Cardholder or an officer, director, agent or employee of Company that may be communicated or disclosed to Provider under or in connection with the Agreement or any Services to be provided by Provider to Company (“Personal Information”) has been obtained in compliance with such Laws and that Provider will not be in breach of any such Laws by receiving and using such information in connection with performing its obligations under or in connection with the Agreement or any Services to be provided by Provider to Company. Further, Company acknowledges that some of Provider’s affiliates, service providers or other third parties are located outside of Canada. As a result, such personal information may be accessible to regulatory authorities in accordance with the Laws of these jurisdictions. Provider maintains physical, electronic, and procedural safeguards that comply with applicable Laws in applicable jurisdictions to guard personal information. Subject to applicable Laws in any applicable jurisdiction, Provider requires third parties to whom it discloses Personal Information to protect the information in a manner that is consistent with this Agreement. Company represents, covenants and agrees that it shall disclose to Cardholders and all affected officers, directors, agents or employees of Company the facts in the four immediately preceding sentences.

45.

Acknowledgment of Bail-In. Notwithstanding and to the exclusion of any other term of the Agreement or any other agreements, arrangements, or understanding between Provider and the Company, the Company acknowledges and accepts that a BRRD Liability arising under the Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a)

the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of Provider to the Company under the Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)	the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon including any accrued but unpaid interest, if any if due;

(ii)

the conversion of all, or a portion, of the BRRD Liability into shares, other securities or instruments of ownership of Provider, and the issue to or conferral on the Company of such shares, securities or instruments of ownership;

(iii)	the cancellation of the BRRD Liability;

(iv)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)	the variation of the terms of the Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

Master Services Agreement (v.1.8.21)

Appendix 1

APPENDIX 1

DEFINITIONS

“ACH” means Automated Clearing House, the funds transfer system governed by the rules of NACHA. ACH allows financial institutions to clear interbank entries electronically.

“ACH Network” means the funds transfer system governed by the ACH Rules. The ACH Network allows participating depository financial institutions to clear interbank entries electronically.

“ACH Rules” means the NACHA Operating Rules and Operating Guidelines, which govern the interregional exchange and settlement of ACH transactions.

“Affiliated Entity” means (i) an Affiliate of Company, or (ii) a person or entity operating a franchise under one or more of Company’s brands pursuant to a written franchise agreement with Company whereby the franchisee consistently displays external identification prominently identifying itself with Company’s trademarks; in each case as listed on Schedule B or an exhibit to an applicable schedule mutually agreed upon by Company and Provider.

“Affiliates” means entities affiliated under the majority ownership or control of, under common ownership or control with, or which own or control, a Party. The term control (including the terms “controlled by” and “under common control with”) means the possession, directly, of the power to direct or cause the direction of the management and policies of the Person in question.

“Agent” means a business organization duly licensed (if so required) and authorized to perform functions of a travel agent who is not an employee of Company and who has been duly designated, appointed and authorized by Company to act as a travel agent on behalf of Company.

“American Express” means American Express Company and/or American Express Travel Related Services Company, Inc.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Provider or to Company or its subsidiaries, if any, from time to time concerning or relating to bribery or corruption.

“Applicable Countries” means those countries listed in Schedule C.

“Applicable Transactions” has the meaning stated in Section 19.1.

“Authorization” means the process whereby Company requests permission for the Card to be used for a particular Transaction.

“Authorized Users” means Company’s employees or contractors designated by Company to access and use the Services.

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement.

“Bail-in Powers” means any write-down and conversion powers in respect of an entity in resolution as defined in the relevant Bail-In Legislation including; write-down or convert relevant capital instruments into shares or other instruments of ownership; taking control; exercise of all the rights and powers conferred upon the shareholders, other owners and the management body; transfer of shares or other instruments of ownership; transfer to another entity, with the consent of that entity, rights, assets or liabilities; reduce, including to reduce to zero, the principal amount of or outstanding amount due in respect of BRRD Liability; convert BRRD Liabilities into ordinary shares or other instruments of ownership; cancel debt instruments issued; reduce, including to reduce to zero, the nominal amount of shares or other instruments of ownership and to cancel such shares or other instruments of ownership; require the issue of new shares or other instruments of ownership or other capital instruments, including preference shares and contingent convertible instruments; to amend or alter the maturity of debt instruments and other eligible liabilities issued or amend the amount of interest payable under such instruments and other BRRD Liability, or the date on which the interest becomes payable, including by suspending payment for a temporary period; close out and terminate financial contracts or derivatives contracts for the purposes of applying Article 49 of BRRD.

Appendix 1-1

Master Services Agreement (v.1.8.21)

Appendix 1

“Billing Settlement Plan” means a bank settlement plan or similar system that aggregates Transactions for such regions or Applicable Countries as the Parties may mutually agree and submits Transactions on behalf of Company.

“BRRD” means Directive 2014/59/EU, as amended, establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Liability” means a liability in respect of which Bail-In Powers may be exercised.

“Business Day” means with respect to Transactions submitted to Provider, any weekday, Monday through Friday, except when any such day is a legal holiday recognized by applicable Provider.

“Card” means a Credit Card or Debit Card.

“Card Networks” has the meaning stated in Section 19.1.

“Card Sales” means the total gross value of all sales Transactions submitted by Company in an applicable period.

“Card Transactions” means the total gross number of sales transaction items submitted by Company under the Agreement in an applicable period.

“Cardholder” means the individual in whose name a Payment Device has been issued and any authorized user of such Payment Device.

“Cardholder Data” has the meaning stated in the Payment Card Industry (PCI) Data Security Standard (DSS) and Payment Application Data Security Standard (PA-DSS) Glossary of Terms, Abbreviations, and Acronyms.

“Chargeback” means any amount claimed from or not paid to Provider or a refusal or reversal of any payment by a Card Issuer in relation to a Transaction for any reason stipulated in the Payment Network Regulations or any amount claimed from Company by Provider in relation to a Transaction as stipulated in the Payment Network Regulations, or, if the context so requires, the act of returning a previously processed Transaction or of asserting a claim for payment.

“Chip and PIN Terminal” means Terminals which comply with EMV Integrated Circuit Card Specifications for Payment Systems together with PIN Pads as appropriate.

“CNP Transactions” means a Transaction that is accepted and processed where the Cardholder is not present or the Card is not provided physically to Company at the time the Transaction occurs (for example, internet, mail order or telephone order).

“Company” has the definition set out in the first page of the Agreement.

“Company Resources” means all equipment, communications devices, databases, services, systems and other resources that Company maintains or operates in Company’s or its third party hosting provider’s locations and which enable Company to access and use the Services.

“Company Website” means the website Company has established or may establish from time to time for the purpose of selling goods and services.

“Confidential Information” means all data and information, regardless of the form or media, relating to the business of the Disclosing Party of which the Receiving Party becomes aware as a consequence of, or through, the performance of its obligations under the Agreement, which has value to the Disclosing Party and is not generally known by its competitors, which is reasonably identified as confidential at the time of disclosure or which, under the circumstances surrounding disclosure, ought to be reasonably considered as confidential, including technical information, drawings, engineering data, performance specifications, cost and price information (except as provided otherwise in the Agreement), and other information, data and reports, and the terms and conditions of the

Appendix 1-2

Master Services Agreement (v.1.8.21)

Appendix 1

Agreement. Confidential Information does not include any data or information which (i) is already known to the Receiving Party prior to disclosure by the Disclosing Party; (ii) has become generally known to the public through no wrongful act of the Receiving Party; (iii) has been received by the Receiving Party from a third party without restriction on disclosure and without, to the knowledge of the Receiving Party, a breach of an obligation of confidentiality running directly or indirectly to the other party; or (iv) is independently developed by the Receiving Party without use, directly or indirectly, of the Confidential Information received from the Disclosing Party. Cardholder Data and Transaction Information are not Confidential Information under this definition, and are addressed in Section 7.2(d).

“Credit Card” means a card or device bearing the symbol of any Credit Card Association and associated with a revolving line of credit that can be used to purchase goods and services from Company or to pay an amount due to Company.

“Credit Card Associations” means (i) Visa; (ii) MasterCard; (iii) American Express Travel Related Services Company, Inc.; (iv) Discover Network; (v) Diners Club International Ltd.; (vi) JCB International Co., Ltd.; (vii) China UnionPay Co., Ltd; and (viii) any other organization or association that hereafter contracts with Provider to authorize, capture, and settle Transactions effected with Credit Cards issued or sponsored by such organization or association, and any successor organization or association to any of the foregoing.

“Credit Record” means a record approved by Provider, which is used to evidence a refund or adjustment of a purchase made through the use of a Card, and which will be credited to a Cardholder account.

“Customer” means a client of Company who elects to conduct a payment Transaction with Company through presentation of a Payment Device (including a Cardholder).

“Customizations” means any works of authorship, work product, and any invention, process, method, development, design, schematic or technical information, whether patentable or not, including documentation, software or enhancements, improvements, alterations, or derivatives of the Services developed by Provider, either alone or jointly with others, in connection with the Agreement.

“Data Breach” means unauthorized access to, use, disclosure or exfiltration of any Cardholder Data or Transaction Information provided by Company and received by Provider in connection with Company’s use of the Services under the Agreement.

“Data Protection Rules” means, collectively, all data protection, data security and data privacy requirements imposed by law, including, the Data Protection Act 1998 or other national legislation implementing or replacing the EU Data Protection Directive 95/46/EC, Directive 97/66/EC concerning the processing of personal data and the protection of privacy in the telecommunications sector, Directive 2002/58/EC concerning the processing of personal data and the protection of privacy in the electronic communications sector, and the Privacy and Electronic Communications (EC Directive) Regulations 2003, the General Data Protection Regulation and all legislation that implements or is enacted in connection with the General Data Protection Regulation and other data protection or privacy legislation in force from time to time in any relevant jurisdiction which is applicable to the provision of services under the Agreement, together with any similar provisions of the Payment Network Regulations and regulatory guidance issued by a competent data protection authority.

“Debit Card” means a card or device bearing the symbols of one or more EFT Networks or Credit Card Associations, which may be used to purchase goods and services from Company or to pay an amount due to Company by an electronic debit to the Cardholder’s designated deposit account. A “Debit Card” includes (i) a card or device that bears the symbol of a Credit Card Association and may be used to conduct signature-based, offline debit Transactions; and (ii) a card or device that bears the symbol of an EFT Network and can be used to conduct PIN-based, online debit Transactions.

“Deposit” has the meaning stated in the Exposure Protection Schedule.

“Disclosing Party” means the Party providing the Confidential Information to the other Party directly or indirectly (via one or more third parties acting on behalf of and at the direction of the party providing its Confidential Information).

Appendix 1-3

Master Services Agreement (v.1.8.21)

Appendix 1

“Discover” means DFS Services LLC.

“Discover Network” means the payment network operated and maintained by Discover, which network shall include for the avoidance of doubt, Cards bearing the servicemarks of Discover and/or Diners Club International.

“Documentation” means the Provider’s standard written description for the Services, as applicable, that is delivered to Company under the Agreement, including user manuals and best practices guides, as may be amended by Provider from time to time, but not including marketing materials, proposals, demonstrations or other promotional information.

“EBT Card” means a card used for electronic benefits transfers.

“EFT Networks” means (i) Interlink Network Inc., Maestro U.S.A., Inc., STAR Networks, Inc., NYCE Payments Network, LLC, PULSE Network LLC, ACCEL/Exchange Network, Alaska Option Services Corporation, Armed Forces Financial Network, Credit Union 24, Inc., NETS, Inc., and SHAZAM, Inc.; and (ii) any other organization or association that hereafter authorizes Provider or a third party designated by Company to authorize, capture, and settle Transactions effected with Debit Cards, and any successor organization or association to any of the foregoing.

“Elavon” means Elavon, Inc., a Georgia corporation, and an Affiliate of each Member. Elavon is a registered member service provider of each Member.

“Electronic Data Capture” or “EDC” means any means by which payment information (e.g. Sales Record or Credit Record) is transmitted electronically to Provider for processing.

“Electronic Gift Card (EGC)” means a special stored value card provided by or on behalf of Company that is redeemable for merchandise, services or other Transactions.

“Equipment” means devices, equipment and hardware provided to Company under the Agreement, including, without limitation, Purchased Equipment.

“Exposure Protection Schedule” means the “Exposure Protection Schedule” attached hereto as Schedule D.

“Fee Schedule” means the “Fee Schedule” attached hereto as Schedule A.

“Force Majeure” means has the meaning stated in Section 43.11.

“Gross Card Sales” means the total gross value of all sales Transactions submitted by Company under the Agreement in an applicable period, including the total value of all refund Transactions during such period.

“Gross Exposure” has the meaning stated in the Exposure Protection Schedule.

“Gross Transactions” means the total gross number of transaction items submitted by Company under the Agreement in an applicable period, including any refund items during such period.

“Guarantor” means any Person which purports to guaranty the Obligations.

“Initial Term” means the initial term of the Agreement as provided in Section 4.1.

“Intellectual Property Rights” means patents, trade secrets, copyrights, trademarks, service marks, trade names, and all other intellectual property rights and proprietary rights, including all rights or causes of action for infringement or misappropriation of any of the foregoing.

“Insolvency Event” means (i) The commencement of any bankruptcy, insolvency, moratorium, liquidation, judicial reorganization proceeding, dissolution, arrangement, or proceeding under any creditors’ rights law or other similar proceeding by or against a Person, which if commenced against a Person without such Person’s consent or acquiescence is not discharged within 14 days, (ii) any application for, consent by a Person, or acquiescence by a Person in, the appointment of any trustee, receiver, or other custodian for a Person or a substantial part of its property, (iii) any appointment of a trustee, receiver or other custodian for a Person or a substantial part of its property, or (iv) any assignment by a Person for the benefit of creditors.

Appendix 1-4

Master Services Agreement (v.1.8.21)

Appendix 1

“Internal Controls Assessment” has the meaning stated in Section 9.1.

“ISP” means an internet service provider.

“Issuer” means the financial institution or other entity that is a member of an applicable Payment Network and that issued the Credit Card or Debit Card to the Cardholder.

“Judgment Currency” has the meaning stated in Section 43.1313.

“Laws” means all applicable statutes, regulations, ordinances, rules, and other binding law in effect from time to time, whether those of any United States federal, state or local government authority or a government authority of any other jurisdiction.

“Market Base Rate” means the base rate applicable to the Multi Currency-Conversion as determined by Provider or its Affiliates using market sources selected by Provider or its Affiliates from time to time, at a particular time on each day, provided that if rates are unavailable through Provider’s or its Affiliate’s standard process, the rate employed on the day prior to such date will be used.

“MasterCard” means MasterCard International Incorporated.

“Member” means: (1) Elavon International Services DAC (U.K. Branch) (“International Member”) to the degree International Member is a party to the Agreement for purposes of Transactions under the Agreement originated in and/or processed in jurisdictions other than the United States or Canada; (2) U.S. Bank National Association (“U.S. Member”) to the degree U.S. Member is a party to the Agreement for purposes of Transactions under the Agreement originated in and/or processed in the United States; (3) U.S. Bank National Association, acting through its Canadian branch (“Canada VISA Member”) to the degree Canada VISA Member is a party to the Agreement for purposes of Transactions other than MasterCard Transactions under the Agreement originated in and/or processed in Canada; and (4) Elavon Canada Company (“Canada MasterCard Member”) to the degree Canada MasterCard Member is a party to the Agreement for purposes of MasterCard Transactions under the Agreement originated in and/or processed in Canada.

“MID” means the unique Merchant Identification Number(s) assigned to the Company by the Provider.

“MPI” or “Merchant Plug In” means the software developed by a certified third party in accordance with the Payment Network Regulations for handling e-payment transactions in the 3D Secure™ System in accordance with the specifications published by a Card Network, and shall include successive versions thereof as may be implemented by Provider from time to time.

“Multi-Currency Conversion” means the process by which the Company is able to accept a Transaction in one currency and Provider will settle the Transaction to Company in a different currency. For the avoidance of doubt, Multi-Currency Conversion will only be included as a service if the Agreement incorporates a separate Multi -Currency Conversion schedule.

“NACHA” means the National Automated Clearing House Association, which establishes standards, rules, and procedures governing the ACH Network, including the ACH Rules.

“Net Activity” means for any day on which funds are to be remitted to Company under Section 32 with respect to Transactions to be settled in the same currency, the net aggregate amount of (i) the aggregate amount of the unpaid Sales Records submitted to Provider credited to Net Activity on such date pursuant to Section 32 that are to be settled to Company in the same currency (inclusive of any local withholding tax or other tax requirements applicable to the fees set forth in the Fee Schedule), plus (ii) adjustments in favor of Company in the same currency, minus (iii) outstanding Credit Records, Chargebacks to Company for which Provider has not been reimbursed, adjustments in favor of Provider and reimbursements to Provider with respect to Sales Records in the same currency, minus (iv) fees owed to Provider and the processing fees set out in the Fee Schedule and any other obligations of Company to Provider arising under the Agreement, minus (v) if applicable, any net addition to Reserved Funds on such date (or plus any net subtraction from Reserved Funds on such date).

Appendix 1-5

Master Services Agreement (v.1.8.21)

Appendix 1

“Net Card Sales” means the total gross value of all sales Transactions submitted by Company under the Agreement in an applicable period, less the total value of all refund Transactions (but not Chargebacks) during such period.

“Net Transactions” means the total gross number of transaction items submitted by Company under the Agreement in an applicable period, less any refund items (but not Chargeback items) during such period.

“Obligations” has the meaning stated in the Exposure Protection Schedule.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.

“Operating Guide” means Provider’s Operating Guide, located at https://www.merchantconnect.com/CWRWeb/pdf/MOG Eng.pdf (or such other website that Provider may specify), that prescribes rules and procedures governing Transactions and Company’s use of the Services. Provider may amend the Operating Guide from time to time, which amendments will be effective upon notice to Company.

“Payment Device” means any device or method used for the purpose of obtaining credit or debiting a designated account including a Credit Card, Debit Card, and any other financial transaction device or method, including an Electronic Gift Card, check (whether converted into electronic form or used as a source document for an electronic fund transfer), EBT Card, stored value card, “smart” card, or other device created to be used for the purpose of obtaining credit or debiting a designated account.

“Payment Network” means any Credit Card Association, EFT Network, or automated clearing house association, governmental agency or authority, and any other entity or association that issues or sponsors a Payment Device or PayPal Payment Device (as defined in the Operating Guide) or operates a network on which a Payment Device is processed.

“Payment Network Regulations” means the rules, Payment Network Regulations, guidelines, specifications and related or similar requirements of any Payment Network as amended or supplemented from time to time.

“PCI-DSS” or “PCI” means the Payment Card Industry Data Security Standards, including any amendments thereto or replacements thereof.

“Person” Any natural person, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

“PIN” means personal identification number.

“PIN PAD” means a secure device with an alphanumeric keyboard that conforms with Laws, the Payment Network Regulations and requirements established from time to time by Provider and through which a Cardholder may enter a PIN.

“POS Device” means a terminal, software or other point-of-sale device at a Company location that conforms to the requirements established from time to time by Provider and the applicable Payment Network.

“Processing Services” means the Services described in Section 19.

“Professional Services” means the Services other than the Processing Services that Elavon performs for Company pursuant to the Agreement as further described in additional Schedules to the Agreement and/or Statements of Work.

“Provider Data Breach” means a Data Breach that (i) originated within data operating systems controlled by Provider, (ii) occurred due to a breach of the Agreement by Provider, (iii) was not attributable to any act or omission of Company or its Service Providers, and (iv) does not relate to any Company provided data in user defined fields not required by Provider or used to perform the Services.

Appendix 1-6

Master Services Agreement (v.1.8.21)

Appendix 1

“Provider Data Breach Losses” means (i) any fine, penalty, assessment, or charge levied by any Payment Network or regulatory authority against Company, and paid by Company, due to a Provider Data Breach; provided that, prior to any Payment Network or regulatory authority’s finalization of any fine, penalty, assessment, or charge for which Company will seek recovery from Provider, Company obtains for Provider the opportunity to discuss and attempt to negotiate such fine, penalty, assessment or charge with the applicable Payment Network or regulatory authority, (ii) amounts paid by Company to third parties to reimburse them for their direct losses resulting from or attributable to a Provider Data Breach, to the extent Company is required by Laws (including by a statutory or contractual obligation or court order) to make such payments (excluding amounts paid under clause (i) above), and (iii) Company’s direct costs incurred in providing 12 months of credit monitoring to Cardholders affected by a Provider Data Breach involving unauthorized access to unencrypted full primary account numbers (PANs) or social security numbers.

“Provider Materials” means the specifications, documentation (including Documentation), application programing interfaces (APIs) and other interfaces, nonpublic or proprietary data import routines, sample code and materials provided to Company to enable Company to perform its obligations or exercise its rights under the Agreement, including integration to the Services.

“PSS Provider” has the meaning stated in Section 8.5.

“Purchased Equipment” means the devices, equipment and hardware purchased by Company from Provider under the terms of the Agreement.

“Receiving Party” means the Party receiving Confidential Information from the other Party directly or indirectly (via one or more third parties acting on behalf of and at the direction of the Party providing its Confidential Information).

“Relevant Authorities” means any governmental or other agencies or any regulatory authorities with jurisdiction over, or otherwise material to, the business, assets, or operations of Company or Provider.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to Provider.

“Renewal Term” means any term for which the Agreement is renewed pursuant to Section 4.1.

“Reserved Funds” means all funds paid by a Card Network on account of Sales Records submitted to Provider by Company pursuant to the Agreement and held by Provider pursuant to the provisions of Section 32 or the Exposure Protection Schedule.

“Risk Rating” means the risk rating applicable to the Multi-Currency Conversion, according to the Submission Currency that has been used, as set out in the Fee Schedule.

“Risk Rating Percentage” means the percentage used for a Transaction where Multi-Currency Conversion is used, according to the Risk Rating applicable to the Submission Currency, as set out in the Fee Schedule.

“Sales Record” means a record which is used to evidence Travel Costs purchased by a Cardholder through the use of a Card.

“Sanctioned Country” means at any time, any country or territory which is itself the subject or target of any comprehensive Sanctions.

“Sanctioned Person” means at any time, (a) any Person or group listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person or group operating, organized or resident in a Sanctioned Country, (c) any agency, political subdivision or instrumentality of the government of a Sanctioned Country, or (d) any Person 50% or more owned, directly or indirectly, by any of the above.

Appendix 1-7

Master Services Agreement (v.1.8.21)

Appendix 1

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom or (c) a government authority of any other jurisdiction applicable to Provider or to Company or its subsidiaries, if any.

“Secured Parry” has the meaning stated in the Exposure Protection Schedule.

“Security Programs” means the PCI-DSS, including the Cardholder Information Security Program (CISP) of Visa, the Site Data Protection Program (SDP) of MasterCard, the Data Security DISC Program and the PCI-DSS regulations of Discover Network, and the security programs of any other Payment Network, and any modifications to, or replacements of, such programs that may occur from time to time.

“Service Provider” means any entity that stores, processes, transmits or accesses Cardholder Data or Transaction Information on behalf of Company or that provides software to Company for transaction processing, storage, or transmission, except to the extent such services are performed by the entity in its capacity as a third party contractor of Provider performing Provider’s obligations under the Agreement.

“Services” means the services Provider provides to Company pursuant to the Agreement, and any additional services, software, and hardware Provider provides pursuant to a schedule or an addendum to the Agreement, mutually executed by the Parties in accordance with the terms of the Agreement.

“Settlement Account” means a deposit account at a financial institution designated by Company as the account to be debited or credited, as applicable, for Net Activity.

“Settlement Currency” means the currency or currencies Company desires to have Provider settle Transactions and as agreed to by the Parties as the Settlement Currency.

“Settlement File” means the settlement file summarizing Travel Costs and Transactions submitted by Company by electronic transmission to Provider in such form or format as the Parties may agree.

“Settlement Period” means the number of days identified by Provider (which may be changed by Provider in accordance with the Agreement) that must elapse after a Sales Record is submitted by Company to Provider before Provider is obligated to include such amount contained in the Sales Record as part of Net Activity. “SSAE 16” has the meaning stated in Section 9.1.

“Statement of Work” means a statement of work for Services that references the Agreement and is agreed to by the Parties.

“Submission Currency” means the currency in which a Transaction is submitted to Provider by Company.

“Term” means the Initial Term and any Renewal Term.

“Terminal” means a point-of-transaction terminal that conforms with the requirements established from time to time by Provider and the applicable Card Network capable of (i) reading the account number encoded on the magnetic stripe or Chip and PIN Cards, (ii) comparing the last four digits of the encoded account number to the manually key-entered last four digits of the embossed account number, and (iii) transmitting the full, unaltered contents of the magnetic stripe in the Authorization message.

“Tested Sales” has the meaning stated in the Exposure Protection Schedule.

“Third-Party Services” means any product or service provided by a Services Provider unaffiliated with Provider to assist Company in processing Transactions, including internet payment gateways, integrated Terminals, global distribution systems, inventory management and accounting tools, loyalty programs, fraud prevention programs, and any other product or service that participates, directly or indirectly, in the flow of Transaction data.

“Transaction” means any action between Company and a Cardholder or Payment Network that results in transmission of Cardholder Data or Transaction Information (e.g. payment, purchase, refund, return, chargeback, authorization request, settlement submission, transaction inquiry, decryption, conversion to/from Tokens) pursuant to the Agreement.

Appendix 1-8

Master Services Agreement (v.1.8.21)

Appendix 1

“Transaction Information” means any data or information resulting from a Transaction. Transaction Information includes payment processing-related transactional information that may be collected or stored by Provider, including the price paid for products or services, date, time, approval, unique transaction number, store identifier, and Customer bank information relating to a Transaction.

“Transaction Receipt” means the record evidencing the purchase of goods or services from, or payment to, a Company by a Cardholder using a Payment Device.

“Travel Costs” means any one, or any combination of, the following items:

(a)	the purchase of a ticket for air travel for travel along any of Company’s routes;

(b)	the purchase of a ticket for air travel over the lines of other Companies;

(c)	the payment of airport taxes, fees and surcharges in connection with the purchase of any item specified in this section;

(d)	the payment of baggage charges;

(e)	the purchase of air freight and air cargo services offered by Company;

(f)	the purchase of small package delivery services offered by Company;

(g)	the purchase of travel services (including accommodation) on tours sold by or through Company in conjunction with the furnishing of air travel;

(h)	the purchase of air travel for pets on Company’s flights;

(i)	the payment of dues associated with Company’s airport or other club system;

(j)	the purchase of goods sold and delivered on, or in association with, Company’s flights; and

(k)	the purchase of goods sold by the Company in flight.

Travel Costs shall also mean such other goods or services as Company and Provider may agree to include in writing. Travel Costs shall not include charter services.

“Updates” means all updates, revisions, patches, fixes, new releases, and other improvements or changes to any Services provided to Company under the Agreement.

“United States” means the United States of America.

“Visa” means Visa U.S.A., Inc., Visa International, Inc., Visa Canada and Visa Europe Limited.

“Voucher” means any right, however labeled, described or documented, provided to a Cardholder by Company to fly on future flights of Company as a result of a purchase of a ticket in a Transaction.

In the Agreement unless the context otherwise requires: (1) any reference to a statute, statutory instrument, regulation or order shall be construed as a reference to such statute, statutory instrument, regulation or order as amended or re-enacted from time to time; and (2) the words “hereof,” “herein” and “hereunder” and words of similar impact when used in the Agreement shall refer to the Agreement as a whole and not to any particular provision of the Agreement. References to Sections, Schedules and like references are to the Agreement unless otherwise expressly provided. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Unless the context in which used herein otherwise clearly requires “or” has the inclusive meaning represented by the phase “and/or.”

Appendix 1-9

Master Services Agreement (v.1.8.21)

Appendix 2

APPENDIX 2

FORM OF SUPPLEMENTAL JOINDER

SUPPLEMENTAL JOINDER TO MASTER SERVICES AGREEMENT

Reference is made to that certain Master Services Agreement dated as of May 18th, 2021 (the “Agreement”) by and among Global Crossing Airlines LLC d/b/a Global X (“Company”) and U.S. Bank National Association, U.S. Bank National Association, acting through its Canadian branch, and Elavon Canada Company (collectively referred to as “Existing Provider”). Company, Existing Provider and the Provider(s) that are signatories hereto and hereby agree to add each additional Provider that is a signatory hereto as a Party to the Agreement, effective as of the last date set forth in the signature block below.

☐	Company and the Provider(s) that are signatories hereto hereby also agree to the following:

[Additional	Terms]

IN WITNESS WHEREOF, the Parties have caused this Supplemental Joinder to be executed and attested to by their duly authorized officers as of the day and year written.

COMPANY, on behalf of itself and each Affiliated Entity, if any, listed on Schedule B to the Agreement

GLOBAL CROSSING AIRLINES LLC d/b/a GLOBAL X

By (Print Name): Ryan Goepel

Signature: /s/ Ryan Goepel

Title: EVP & CFO

Date: May 18th, 2021

ADDITIONAL PROVIDER

[                                                     ]

By (Print Name):

Signature:

Title:                Its Authorized Representative

Date:

EXISTING PROVIDER

U.S. BANK NATIONAL ASSOCIATION, on behalf of itself and each other Existing Provider, if any

By (Print Name):

Signature:

Title:                Its Authorized Representative

Date:

Appendix 2

Master Services Agreement (v.1.8.21)

Appendix 3

APPENDIX 3

FORM OF GUARANTY

GUARANTY

THIS GUARANTY is made as of the last date set forth on the signature page hereto, by GLOBAL CROSSING AIRLINES GROUP INC. (“Guarantor”) in favor of Provider (as defined below).

WHEREAS, Guarantor directly or indirectly owns all of the outstanding interests in GLOBAL CROSSING AIRLINES LLC d/b/a GLOBALX (“Company”).

WHEREAS, Company is a party to that certain Master Services Agreement by and among Company and each signatory entity identified as a “Provider” in the signature block thereto (collectively, “Provider”) (the “Processing Agreement”), pursuant to which Company and Provider agreed to the terms and conditions whereby Provider provides certain Services for Company and its Affiliated Entities as set forth in the Processing Agreement.

WHEREAS, it is a condition to Provider’s entry into the Processing Agreement that Guarantor execute and deliver this Guaranty to Provider.

NOW, THEREFORE, IT IS HEREBY AGREED by Guarantor in consideration of the foregoing and for other good and valuable consideration, that Guarantor absolutely and unconditionally guarantees to Provider the payment and performance of each and every debt, liability and obligation of every type and description which Company may now or at any time owe to Provider pursuant to or in connection with the Processing Agreement, direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, independent, joint, several or joint and several, whether now existing or hereafter arising or incurred (all of such obligations, indebtedness and liabilities being collectively called the “Guaranteed Obligations”). Terms which are otherwise defined in the Processing Agreement and are not otherwise defined in this Guaranty shall have the meaning ascribed to such terms in the Processing Agreement.

ADDITIONAL TERMS OF GUARANTY

1. Obligations Absolute. No act or thing need occur to establish the liability of Guarantor for the Guaranteed Obligations, and no act or thing, except full payment and discharge of all such Guaranteed Obligations, shall in any way exonerate Guarantor or modify, reduce, limit or release the liability of Guarantor for the Guaranteed Obligations. The obligations of Guarantor for the Guaranteed Obligations shall be absolute, unconditional, and irrevocable, and shall not be subject to any right of setoff or counterclaim by Guarantor.

2. Continuing Guaranty. Guarantor shall be liable for the Guaranteed Obligations, plus accrued interest thereon and all reasonable attorneys’ fees, collection costs and enforcement expenses incurred by Provider in the enforcement of this Guaranty after a failure of Guarantor to pay the Guaranteed Obligations when the same are due and a demand for such payment shall have been made upon Guarantor for payment thereof. Guaranteed Obligations may be created and continued in any amount without affecting or impairing the liability of Guarantor under this Guaranty. No notice of such Guaranteed Obligations already or hereafter owed to Provider, or any extension of any thereof need be given to Guarantor and none of the foregoing acts shall release Guarantor from liability hereunder. The agreement of Guarantor pursuant to the Processing Agreement with respect to the Guaranteed Obligations is an absolute, unconditional and continuing guaranty of payment of the Guaranteed Obligations and shall continue to be in force and be binding upon Guarantor until such Guaranteed Obligations are paid in full and the Processing Agreement is terminated, and Provider may continue, at any time and without notice to Guarantor, to perform under the Processing Agreement on the faith thereof. Guarantor hereby waives, to the fullest extent permitted by law, any right it may have to revoke or terminate its guaranty of the Guaranteed Obligations before the Guaranteed Obligations are paid in full and the Processing Agreement is terminated. In the event Guarantor shall have any right under Laws to otherwise terminate or revoke its guaranty of the Guaranteed Obligations which cannot be waived, such termination or revocation shall not be effective until written notice of such termination or revocation, signed by Guarantor, is actually received by an officer of Provider responsible for performance by Provider of the Processing Agreement. Any notice of termination or revocation described above shall not affect Guarantor’s guaranty of the Guaranteed Obligations in relation to (i) any of the Guaranteed

Appendix 3-1

Master Services Agreement (v.1.8.21)

Appendix 3

Obligations that arose prior to receipt thereof or (ii) any of the Guaranteed Obligations created after receipt thereof, if such Guaranteed Obligations were incurred either through payments remitted by Provider to Company under the Processing Agreement as of the time such notice of termination or revocation was received, and/or for the purpose of protecting any rights of Provider, including, but not limited, to all costs, expenses, and reasonable attorneys’ fees, whensoever made, incurred by Provider in connection with the Guaranteed Obligations. If, in reliance on Guarantor’s guaranty of its Guaranteed Obligations, Provider continues to perform under the Processing Agreement or takes other action under the Processing Agreement after such aforesaid termination or revocation by Guarantor but prior to the receipt by Provider of said written notice as set forth above, the rights of Provider shall be the same as if such termination or revocation had not occurred. In the event of assignment by Company of the Processing Agreement to any successor or assign, this Guaranty shall continue in full force and effect.

3. Other Transactions. The liability of Guarantor under this Guaranty with respect to the Guaranteed Obligations shall not be affected or impaired by any of the following acts or things (which Provider is expressly authorized to do, omit or suffer from time to time, without notice to or approval by Guarantor): (i) any acceptance of collateral security, other guarantors, accommodation parties or sureties for any or all Guaranteed Obligations; (ii) any one or more extensions or renewals of the Processing Agreement (whether or not for longer than the original period) or any modification of contractual terms applicable to any Guaranteed Obligations; (iii) any waiver or indulgence granted to Company, any delay or lack of diligence in the enforcement of Guaranteed Obligations, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any Guaranteed Obligations; (iv) any full or partial release of, settlement with, or agreement not to sue, Company or any other guarantor or other person liable in respect of any Guaranteed Obligations; (v) any discharge of any evidence of Guaranteed Obligations or the acceptance of any instrument in renewal thereof or substitution therefor; (vi) any failure to obtain collateral security for Guaranteed Obligations, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to protect, ensure, or enforce any collateral security, or any modification, substitution, release, discharge, impairment or loss of any collateral security for the Guaranteed Obligations; (vii) any foreclosure or enforcement of any collateral security; (viii) any order of application of any payments or credits upon Guaranteed Obligations; (ix) any establishment or release of a Deposit under the Processing Agreement; (x) any remittance of payments by Provider to Company under the Processing Agreement; (xi) any delay or failure in the establishment of or realization on a Deposit under or pursuant to the Processing Agreement; and (xii) any amendment to or modification of, any agreement between Provider and Company, including the Processing Agreement, or any waiver of compliance by Company with the terms thereof.

4. Waivers of Defenses and Rights. Guarantor waives any and all defenses, claims and discharges of Company or any other obligor, pertaining to the Guaranteed Obligations, except the defense of discharge by payment in full. Guarantor expressly agrees that it shall be and remain liable for any deficiency remaining after foreclosure of any security interest (if any) securing Guaranteed Obligations, whether or not the liability of Company or any other obligor for such deficiency is discharged pursuant to statute, judicial decision or contract. Guarantor waives presentment, demand for payment, notice of dishonor or nonpayment, and protest of any instrument evidencing Guaranteed Obligations. Guarantor agrees that its liability pursuant to this Guaranty for the Guaranteed Obligations shall be primary and direct, and that Provider shall not be required first to resort for payment of the Guaranteed Obligations to Company or other persons or their properties, or first to enforce, realize upon or exhaust any collateral security for the Guaranteed Obligations, or to exercise its rights with respect to the Deposit or otherwise under the Processing Agreement, or to commence any action or obtain any judgment against Company or against any such collateral security or to pursue any other right or remedy Provider may have against Company or any other obligor before enforcing the liability of such Guarantor for the Guaranteed Obligations under this Guaranty.

5. Independent Judgment. Guarantor has, independently and without reliance upon Provider or its directors, officers, agents or employees, and instead in reliance upon information furnished by Company and upon such other information as such Guarantor deemed appropriate, made its own independent analysis and decision to guarantee the obligations of Company pursuant to the Processing Agreement.

6. Subrogation. Guarantor shall not exercise any right of subrogation until such time as all Guaranteed Obligations shall have been irrevocably paid in full in cash. In the case of the liquidation, winding-up or bankruptcy of the Company (whether voluntary or involuntary) or in the event that the Company shall make an arrangement or composition with its creditors, Provider shall have the right to rank first for its full claim and to

Appendix 3-2

Master Services Agreement (v.1.8.21)

Appendix 3

receive all distributions or other payments with respect thereto until its claim has been paid in full, and Guarantor shall continue to be liable to Provider, for any balance of the Guaranteed Obligations which may be owing to Provider by the Company. Guarantor, to the extent permitted by law, irrevocably releases and waives any subrogation rights or right of contribution or indemnify (whether arising by operation of law, contract or otherwise) Guarantor may have against Company or the Company if and to the extent any such right or rights would give rise to a claim under any applicable insolvency law that payments or other transfers to Provider with respect to the Guaranteed Obligations constitute a preference in favor of Guarantor or a claim under applicable insolvency law that any such preference is recoverable from Provider.

7. Application of Payments. Any and all payments upon the Guaranteed Obligations made by Guarantor or by any other person, and/or the proceeds of any or all collateral or security for any of the Guaranteed Obligations, may be applied by Provider on such items of Guaranteed Obligations as Provider may elect.

8. Recovery of Payment. If any payment received by Provider and applied to the Guaranteed Obligations is subsequently set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of Guarantor, Company or any other obligor), the Guaranteed Obligations to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Guaranteed Obligations as fully as if such application had never been made. References in this Guaranty to amounts “irrevocably paid” or to “irrevocable payment” refer to payments that cannot be set aside, recovered, rescinded or required to be returned for any reason.

9. Remedies. All remedies afforded to Provider by reason of this Guaranty are separate and cumulative remedies and it is agreed that no one of such remedies, whether or not exercised by Provider, shall be deemed to be in exclusion of any of the other remedies available to Provider and no one of such remedies shall in any way limit or prejudice any other legal or equitable remedy which Provider may have hereunder and with respect to the Guaranteed Obligations. Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to Provider.

10. Insolvency of Company. Guarantor expressly agrees that the liabilities and obligations of Guarantor under this Guaranty shall not in any way be impaired or otherwise affected by the institution by or against Company or any other person of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other similar proceedings for relief under any bankruptcy law or similar law for the relief of debtors and that any discharge of any of the Guaranteed Obligations pursuant to any such bankruptcy or similar law or other law shall not diminish, discharge or otherwise affect in any way the obligations of Guarantor under this Guaranty, and that upon the institution of any of the above actions, such obligations shall be enforceable against Guarantor.

11. Fraudulent Conveyance Limitation. It is intended that the Guaranteed Obligations and any liens and security interests (if any) granted by Guarantor or Company and the Processing Agreement, not constitute a “Fraudulent Conveyance” (as defined below). Consequently, Guarantor agrees that if a court of competent jurisdiction determines that the Guaranteed Obligations or any liens or security interests (if any) created under or pursuant to the Processing Agreement would, but for the application of this sentence, constitute a Fraudulent Conveyance with respect to Guarantor, the Guaranteed Obligations and each such lien and security interest shall be valid and enforceable only to the maximum extent that would not cause the Guaranteed Obligations or such lien or security interest to constitute a Fraudulent Conveyance with respect to Guarantor or Company, and the Processing Agreement shall automatically be deemed to have been amended accordingly at all relevant times. For purposes hereof, “Fraudulent Conveyance” means a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, province, nation or other governmental unit, as in effect from time to time.

12. Waivers and Amendments. This Guaranty may be waived, modified, am ended, terminated or discharged only explicitly in a writing signed by Provider and Guarantor. A waiver so signed shall be effective only in the specific instance and for the specific purpose given.

Appendix 3-3

Master Services Agreement (v.1.8.21)

Appendix 3

13. Notices. Any notice or other communication to any party in connection with this Guaranty shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first business day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

14. Governing Law and Construction. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS GUARANTY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS. Whenever possible, each provision of this Guaranty and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such Laws, but, if any provision of this Guaranty or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such Laws, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty or any other statement, instrument or transaction contemplated hereby or relating hereto.

15. Consent to Jurisdiction. Company and Guarantor agree that any legal action or proceeding arising out of or in connection with this Processing Agreement may be brought in the courts of the State of Minnesota or the courts of the United States of America in the State of Minnesota, and hereby irrevocably submits to the non-exclusive jurisdiction of each such court. The submission to such jurisdictions shall not (and shall not be construed as to) limit the right of Provider to take proceedings against Guarantor in whatsoever jurisdictions shall to it seem fit nor shall the initiating of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction.

In addition, Guarantor hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Processing Agreement brought in any District Court of the State of Minnesota, or the United States District Court for the District of Minnesota, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

16. Assignment. This Guaranty shall (a) remain in full force and effect until irrevocable payment in full of the Guaranteed Obligations, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of, and be enforceable by, Provider and their successors, transferees, and assigns. Without limiting the generality of the foregoing clause (c), Provider may assign or otherwise transfer all or any portion of its rights and obligations under the Processing Agreement to any other entities to the extent and in the manner provided in the Processing Agreement and may similarly transfer all or any portion of its rights under this Guaranty to such entities.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

Appendix 3-4

Master Services Agreement (v.1.8.21)

Appendix 3

GUARANTOR

GLOBAL CROSSING AIRLINES GROUP INC.

By (Print Name):	Ryan Goepel

Signature:	/s/ Ryan Goepel

Title:	EVP & CFO
Date:	May 18th 2021

Notice Address for Guarantor:

Building 5A, 4th Floor, 4200 NW 36th Street

Miami International Airport, FL 33146

Fax No.: [                                                 ]

Attention: [Ryan Goepel

Notice Address for Provider(s):

U.S. Bank National Association

Mail Station BC-MN-H05M

800 Nicollet Mall

Minneapolis, Minnesota 55402

United States of America

Attention: Credit Manager

E-mail: USBankAirlineCredit@usbank.com

With a copy to:

Elavon, Inc.

Two Concourse Parkway, Suite 800

Atlanta, Georgia 30328

United States of America

Attention: General Counsel

E-mail: #AirlinesLRT@elavon.com

[Signature Page to Guaranty]

Appendix 3-1

Master Services Agreement (v.1.8.21)

Schedule A

SCHEDULE A

FEE SCHEDULE

COMPANY PROFILE & ASSUMPTIONS
Legal Name of Company:	GLOBAL CROSSING AIRLINES LLC
Company “Doing Business As” (d/b/a) Name (If Any):	GLOBALX
Projected locations (MID#):	1 within 12 months of agreement
TERM
Initial Term	One (1) year
Renewal Term	One (1) year each
FEES
The fees specified in this Schedule A shall remain in effect for the duration of the Initial Term of the Agreement, subject to adjustments as permitted by the Agreement.
FEES: SECTION A Processing/Routing/Authorization Fees
Section A-1: Processing Fees
General Processing Fees
Pass-Through Fees: Card Network interchange percentage and per item fees, assessments, other fees and charges (in the amounts published by the applicable Card Networks from time to time) on all transactions shall be passed through to Company by Provider at cost.
Company shall pay Provider a fee for the provision of the processing services equal to the amount indicated below.
	Fee Currency	Fee Amount
Processing Fee	USD	$4,200.00 per month
The indicated “Processing Fee” will not include any fines that may be levied on Provider due to actions or inactions of Company by the Card Networks, which shall be the separate responsibility of Company.
Section A-2: Authorization Fees
Provider Authorization Fee		Fee
	$0.190	per Transaction for Voice/Operator assisted authorizations
	$0.05	per Transaction for all other authorizations
Section A-3: Elavon Converge Gateway Transaction Fees
[Intentionally Omitted]
Section A-4: Routing Fees
[Intentionally Omitted]

Master Services Agreement (v.1.8.21)

Schedule A

	FEES: SECTION B

	Processing-Related Fees
Section B-1: Chargeback-Related Fees
OCM Access
Online Case Management (OCM) Fee	WAIVED		monthly access for all users
Chargeback Handling
At any point Company is not using Chargeback Services, Provider will assess a handling fee in the amount indicated as the “Chargeback Handling Fee” for each and every Chargeback received by Provider.
Chargeback Handling Fee	Chargebacks received by Provider during any 30 calendar day period in which there is less than a 10% ratio of Chargebacks received by Provider to net sales volume:		$25
	Chargebacks received by Provider during any 30 calendar day period in which there is a 10% or more ratio of Chargebacks received by Provider to net sales volume:		$25
	Excessive Chargeback
Provider will assess the indicated handling fee for each and every Chargeback received by Provider during any period when Company is placed into an excessive chargeback program by a Card Network. To the degree this fee applies, it will be in lieu of the fee set forth as the “Chargeback Handling Fee,” if any.
Excessive Chargeback Fee	$25
Fraud Monitoring Program
Fraud Monitoring Program Fee	$5,000		per month for Company
Applies every full calendar month during which Company is identified in a Card Network fraud monitoring program
	Section B-2: Reprocessing Fees
Number of Transactions	Fee
1-100 Transactions	WAIVED		per reprocessing event
101-500 Transactions	$125		per reprocessing event
501-1000 Transactions	$175		per reprocessing event
The “Reprocessing Fees” described above will apply when Company requests Provider to reprocess certain transactions (including without limitation to reprocess rejected or duplicate transactions) due to reasons external to the Provider. Such fees represent compensation to Provider for gathering necessary information related to reprocessing. Unless otherwise provided by a separate Statement of Work: (1) Provider will not honor requests to reprocess any Transaction which originally occurred more than 180 days prior to the date of such request and (2) Provider will not honor requests to reprocess more than 1000 Transactions.
Section B-3: MID Set-Up and Maintenance Fee
Merchant ID Locations	Fee
MID Set-Up	WAIVED	per MID
Monthly per MID Minimum Billing	WAIVED	Waived for any MID during any month where total Gross Card Sales volume for the previous 12 months with respect to such MID is above:	WAIVED

Master Services Agreement (v.1.8.21)

Schedule A

In addition, if during any 12 month period following the initial set-up more than 100 MIDs are requested, MID setup fees may be charged by Provider pursuant to a Professional Services Statement of Work established for this purpose.
FEES: SECTION C
Implementation Payments and Fees
Fee
Implementation Fee	WAIVED	one-off fee	Waived if Company commences processing on or prior to:	WAIVED
FEES: SECTION D
Reporting Fees
Report/Data File Transmission
Monthly Reports Fee	$45	per report, per month
Weekly Reports Fee	$90	per report, per month
Daily Reports Fee	$135	per report, per month
PaymentsCore 365
Monthly Fee	$500-North America	for all reports/files via the platform per user
Customized Reporting Design
Custom Report Design & Development Fee	$125	per hour (Minimum of 4 Hours Per Report)
Merchant/iMerchant Connect
Merchant/iMerchant Connect Premium Setup Fee	WAIVED	one off
Merchant/iMerchant Connect Premium Monthly Fee	WAIVED	per month, for all users
FEES: SECTION E
Professional Services Fees
[Intentionally omitted]
FEES: SECTION F
Other Fees
[Intentionally omitted]
Equipment/Software
Equipment and software provided:	Fees and details are captured in a separate Statement of Work (SOW).

Master Services Agreement (v.1.8.21)

Schedule B

SCHEDULE B

AFFILIATED ENTITIES

Check one:

☒ Company named on page 1 only, and all locations will operate under Tax ID Number 86-2108996.

☐ Company named on page 1, with Tax ID Number                              and the following Affiliates or franchisees (a separate Form W-9 or Form W-8BEN, as applicable, must be submitted for each entity identified below):

Name	Tax ID Number

B-1

Master Services Agreement (v.1.8.21)

Schedule C

SCHEDULE C

APPLICABLE COUNTRIES

Applicable Countries
If U.S. Member is a Party to the Agreement:	The United States.

If Canada VISA Member and/or Canada MasterCard Member is a Party to the Agreement:	Canada.

If International Member is a Party to the Agreement:	Any country that International Member is legally and operationally able to provide processing services (for the avoidance of doubt Iran and Iraq and any countries subject to international or United States sanctions are specifically excluded).

C-1

Master Services Agreement (v.1.8.21)

Schedule D

SCHEDULE D

EXPOSURE PROTECTION SCHEDULE

1.	Certain Definitions

As used in this Exposure Protection Schedule, the following terms shall have the meanings indicated:

Aggregate Protection – The sum of (i) the Deposit, (ii) the amount remaining to be drawn upon any valid and outstanding Letter of Credit, and (iii) the proceeds of any previous draw on a Letter of Credit held by Provider and not applied to any Obligations or credited to the Deposit.

Calculation Date – Any date on which Gross Exposure is calculated.

Company’s Rights – Any and all rights that Company has or may at any time acquire in any Sales Records or any Deposit amount or any right to payment under the Agreement, or from any third parties as a result of any Sales Records or Card sales arising under or relating to the Agreement.

Deposit – The aggregate of (a) Reserved Funds and (b) any cash remitted and pledged by Company to Provider or any other Secured Party pursuant to or in connection with the Agreement to secure the Obligations hereunder, and all additions to such aggregate made from time to time and all monies, securities, investments and instruments purchased therewith and all interest, profits and/or dividends accruing thereon and proceeds thereof. Separate Deposits in different currencies may be maintained in the event there are Transactions processed pursuant to the Agreement in multiple currencies.

Gross Exposure – As defined in Section 8 of this Exposure Protection Schedule.

Letter of Credit – One or more valid and outstanding irrevocable standby letters of credit that are (i) issued for the benefit of Provider, (ii) in form and substance acceptable to Provider, as determined by Provider in its sole discretion, (iii) issued by a financial institution acceptable to Provider, as determined by Provider in its sole discretion and (iv) expressly accepted by Provider, as agent for all Secured Parties.

Lien – Any mortgage, pledge, security interest, encumbrance, lien, hypothec or charge of any kind (including any agreement to provide any of the foregoing), any conditional sale or other title retention agreement or any lease in the nature thereof, or any filing or agreement to file a financing statement as debtor on any property leased to any Person under a lease which is not in the nature of a conditional sale or title retention agreement.

Methodology – As defined in Section 3 of this Exposure Protection Schedule.

Obligations – All of Company’s obligations under the Agreement, whether now existing or hereafter arising (including any of the foregoing obligations that arise prior to or after any Insolvency Event and any obligations arising pursuant to this Exposure Protection Schedule).

Required Amount – The amount of the Aggregate Protection to be maintained under the Agreement, which shall be equal to 110% of Gross Exposure at all times.

Secured Parties – Any Provider under the Agreement.

2.	Exposure Protection

(a)

Upon commencement of the Agreement, Provider may retain and hold all funds paid to Provider by a Payment Network on account of Sales Records submitted by Company to Provider: (i) for so long as a Settlement Period applies, until expiration of the Settlement Period (which amounts so held shall be considered part of the Reserved Funds); or (ii) in all other cases, until the amount of the Aggregate Protection equals the Required Amount, as determined in accordance with Sections 3 and 8 of this Exposure Protection Schedule. In lieu of retaining Reserved Funds, or in addition to retaining and holding Reserved Funds, Provider, in its sole discretion, may demand

Master Services Agreement (v.1.8.21)

Schedule D

that Company, and Company shall upon such demand, remit to Provider within two (2) Business Days of Provider’s demand immediately available funds to hold as the Deposit in an amount that when added to amounts (if any) retained and held by or on behalf of Provider as the Deposit causes the amount of the Aggregate Protection to equal the Required Amount. The Deposit amount shall be subject to adjustment as provided in Section 3 of this Exposure Protection Schedule. Provider or any Secured Party will hold the Deposit as security for the due and punctual payment of and performance by Company of the Obligations.

(b)

If a single fixed Settlement Period is specified in the Fee Schedule, Provider reserves the right at any time to increase or decrease the Settlement Period under the Agreement so that the Aggregate Protection equals at least the Required Amount, and any failure by Provider to adjust the Settlement Period shall not be considered a course of conduct upon which Company may rely in the future. Provider also reserves the right to change from a single fixed Settlement Period for all Sales Records to separate settlement periods determined for each individual Sales Record. Company acknowledges that if a single fixed Settlement Period is used: (i) any given applicable Settlement Period is not intended to result in Reserved Funds any on given day necessarily equaling 110% of Gross Exposure for such day, and instead is intended to result in Reserved Funds generally equaling Provider’s current or projected future Gross Exposure, as estimated in good faith by Provider, in part, using the Methodology; (ii) it is Provider’s intent that at no time shall the Settlement Period be set at a level that results in Provider’s current or projected potential exposure being less than 110% covered; and (iii) as a consequence of the foregoing, funds retained and held by Provider for the applicable Settlement Period may on certain days exceed Gross Exposure calculated using the Methodology for such days.

(c)

To the extent Company has or may at any time acquire any rights in the Deposit or Company’s Rights, Company grants to each of Provider as agent for itself and all other Secured Parties, a Lien on the Deposit and all other Company’s Rights to secure the payment and performance by Company of all Obligations. Each Secured Party shall act as agent for all Secured Parties to the extent that any such Secured Party controls or possesses the Deposit or any collateral hereunder or is named as Secured Party on any filing, registration or recording. Company hereby acknowledges that notwithstanding the foregoing grant of a Lien, Reserved Funds represent only a contingent future right to payment owed to Company under the Agreement, payment of which is subject to the terms and conditions of the Agreement and to Company’s complete and irrevocable fulfillment of its obligations and duties under the Agreement, and do not constitute funds of Company.

(d)

Company further agrees that during the term of the Agreement, Company shall not grant, or attempt to grant, to any other Person or suffer to exist in favor of any other Person any Lien or other interest in the Deposit, Company’s Rights (if any) or in any proceeds thereof without the prior written consent of Provider, which may be provided or withheld, or conditioned on such terms, as Provider may determine in its sole discretion.

(e)

Company hereby acknowledges that Provider disputes the existence of any interest of Company in any rights to payment from Cardholders or Issuers arising out of the Sales Records and further acknowledges that to the extent Company may have an interest therein, such interest is subordinate to the interests of the Secured Parties and of any of their respective subrogees.

(f)

Company will do all acts and things, and will execute, endorse, deliver, file, register or record all instruments, statements, declarations or agreements (including pledges, assignments, security agreements, financing statements, continuation statements, etc.) requested by Provider, in form reasonably satisfactory to Provider, to establish, perfect, maintain and continue the perfection and priority of the security interest of Secured Parties in all Company’s Rights and in all proceeds of the foregoing. Company will pay the reasonable costs and expenses of all filings and recordings, including taxes thereon or fees with respect thereto and all searches reasonably necessary or deemed necessary by Provider, to establish and determine the validity and the priority of such security granted in favor of Provider. Company hereby irrevocably appoints Provider (and all persons, officers, employees or agents designated by Provider), its agent and attorney-in-fact to do

Master Services Agreement (v.1.8.21)

Schedule D

all such acts and things contemplated by this paragraph in the name of Company. Without limiting the foregoing, Company hereby authorizes Provider to file one or more financing statements or continuation statements in respect hereof, and amendments thereto, relating to any part of the collateral described herein without the signature of Company. A carbon, photographic or other reproduction of this Exposure Protection Schedule or of a financing statement shall be sufficient as a financing statement and may be filed in lieu of the original in any or all jurisdictions which accept such reproductions.

3.	Adjustments to Deposit

(a)

Provider will use the Methodology described in Section 8 of this Exposure Protection Schedule (the “Methodology”) to calculate Gross Exposure and to determine, if applicable, whether the Settlement Period should be modified. Company acknowledges that Provider has explained to it and it understands Provider’s Methodology for determining Gross Exposure and the amount of the Aggregate Protection and hereby agrees to be bound by such Methodology and the determinations made by Provider as a result thereof. Among other things, Company understands that Gross Exposure includes the value of Travel Costs for goods or services sold to Cardholders who used their Cards to purchase such goods or services with respect to which Company has not yet provided such goods or services. Provider and Company may change the Methodology by mutual agreement.

(b)

At any time settlement periods determined for each individual Sales Record are being used, the amount of the Deposit shall be increased or decreased each Business Day, as appropriate, based on the Methodology so that the amount of the Aggregate Protection will at all times equal the Required Amount. Any necessary increases to the Deposit may be made, at Provider’s sole discretion, by Provider withholding as Reserved Funds an amount up to 100% of amounts otherwise payable to Company under Section 32 until the amount of the Aggregate Protection is at least equal to the Required Amount, or by federal wire transfer of immediately available funds from Company to an account designated by Provider, on the first (1st) Business Day after Company’s receipt of notice from Provider that an increase is required and the amount thereof. If the Provider agrees to permit increases to the amount of the Deposit by wire transfer and the funds required to increase the amount of the Deposit so that the Aggregate Protection is equal to the Required Amount are not transferred to Provider as required by this Section 3, Provider may immediately withhold on a daily basis as Reserved Funds an amount up to 100% of amounts otherwise payable to Company under Section 32 until the amount of the Aggregate Protection at least equals the Required Amount. Provider shall remit to Company from the Deposit the amount necessary to reduce the amount of the Aggregate Protection to equal the Required Amount on each Business Day in accordance with Section 32.

(c)

The amount of the Deposit to be maintained hereunder may be reduced in accordance with this Exposure Protection Schedule pursuant to which Provider accepts Letter of Credit in lieu of all or a portion of the Deposit so long as the Aggregate Protection equals the Required Amount.

(d)

Although Provider has the right at all times to require that the amount of the Aggregate Protection equal the Required Amount, Provider may, from time to time, in its sole discretion make remittances to Company or release portions of any Letter of Credit such that the Aggregate Protection is less than the Required Amount. The duration of any such reduction is within the sole discretion of Provider. At any time that the amount of the Aggregate Protection is less than the Required Amount, Provider, in its sole discretion, may require that the amount of the Aggregate Protection be increased to equal the Required Amount. Any required increase may be made as provided in Section 3(b) of this Exposure Protection Schedule as determined by Provider. Any reductions in the amount of the Aggregate Protection as described in this paragraph shall not be deemed a course of dealing nor give rise to any rights by Company in the future to require that the amount of the Aggregate Amount be less than the Required Amount.

Master Services Agreement (v.1.8.21)

Schedule D

4.	Control of Deposit

Company acknowledges that (i) funds remitted to Provider by Company and (ii) funds paid by Card Networks and held by Provider or any Secured Party as the Deposit may be commingled with other funds of Provider or such Secured Party, and further acknowledges that all such funds, and any investment of funds shall be in the name and control of Provider or such Secured Party, and Company shall have no interest in any securities, instruments or other contracts or any interest, dividends or other earnings accruing thereon or in connection therewith. It is the understanding of the Parties that, notwithstanding any other provision of the Agreement to the contrary, (a) the sole obligation of Provider with respect to the Deposit shall be the obligation to pay to Company amounts equal to the amounts attributable to Travel Costs with respect to which Company has provided goods or services net of any Obligations owed Company to any Secured Party, (b) such obligation to make payment to Company is at all times subject to the terms of the Agreement, and (c) such payment shall only be due and payable upon complete and irrevocable fulfillment by Company of all of its obligations and duties under the Agreement.

5.	Investment

To the extent permitted by Laws, all amounts held as the Deposit will be deemed to earn a yield equal to the Applicable Rate. The amount so earned shall be credited to the Deposit (or, if the Applicable Rate is a negative number, debited from the Deposit). The Applicable Rate shall be applied using market standard day count conventions and will be determined by reference to Bloomberg in accordance with the following chart for each Settlement Currency:

Settlement Currency	Applicable Rate
U.S. Dollars	The Federal Funds Effective Rate [FDFD Index]

Canadian Dollars	The Bank of Canada Overnight Money Market Financing Rate [FMSTOMMF Index]

Great Britain Pounds	The Bank of England official bank rate [UKBRBASE Index]

Euro	The ECB Deposit Rate [EECBDEPO Index]

All Other currencies	The Applicable Overnight interbank Rate

6.	Right of Offset; Recoupment; Application

Any time an amount is due Provider or any other Secured Party from Company, and Provider or such other Secured Party does not obtain payment of such amount as provided in the Agreement, Provider (on behalf of itself and any other Secured Party) shall have the right to apply, recoup or set off any amounts otherwise owed by Provider or any other Secured Party to Company hereunder, including, without limitation, any amounts attributable to the Deposit, to the amount owed by Company. Provider may exercise any such right for its benefit or the benefit of Provider or any other Secured Party. Where any application, recoupment or set off requires the conversion of one currency into another, Provider shall be entitled to effect such conversion in accordance with its prevailing practice and Company shall bear all exchange risks, losses, commissions and other bank charges which may thereafter arise.

7.	Deposit Upon Termination/Cessation; Global Distribution System

Notwithstanding any other provision of the Agreement to the contrary, during the period not to exceed eighteen (18) months from the earlier of termination of the Agreement or the date upon which Company permanently ceases flight operations, Provider may retain the Deposit and Letters of Credit until such time as the Provider has determined that Company has no further Obligations or potential Obligations and Provider shall be without any obligation to remit funds to Company until such time.

Master Services Agreement (v.1.8.21)

Schedule D

In the event Company ceases flight operations, is the subject of an Insolvency Proceeding or is otherwise unable to provide Provider with the information it requires to process Transactions, Provider is hereby authorized to access Company’s global distribution system, whether maintained by Company or a PSS Provider, without charge except as may be agreed between Provider and a PSS Provider, for purposes of providing processing services under the Agreement and recovering the Obligations, until Providers processing services have been completed and the Obligations are paid in full.

8.	Methodology

“Gross Exposure” shall be calculated by the Provider on a daily basis as follows:

(a)

Provider will maintain a flight calendar (“FC”) with respect to flights of Company. The FC is a schedule of the cumulative amount of Sales Records processed by Provider, sorted according to the first departure date. Provider will update the FC on a daily basis.

(b)

Provider’s risk exposure under the Agreement with respect to Travel Costs, exclusive of Travel Costs arising out of Sales Records that are issued with no designated point of origination and/or designated date of first departure, will be determined electronically by analyzing all Sales Records submitted to Provider on magnetic tape or by electronic transmission, with routing data including the date of first departure (“Tested Sales”).

(c)

Provider will electronically sort Tested Sales by date of first departure, and will cumulate in the FC all Sales Records amounts related to each date of first departure that is subsequent to the Calculation Date.

(d)

Provider will calculate the amount of all sales which do not constitute Tested Sales (“Untested Sales”) by subtracting the Tested Sales from the gross amounts of Sales Records received by Provider for processing and not yet allocated to the FC as of the Calculation Date. Provider will electronically sort and cumulate the amount of unallocated Untested Sales according to the same FC distribution of Tested Sales processed by Provider in the immediately preceding Saturday through Friday period.

(e)

After cumulating the Tested Sales and Untested Sales in the FC, an amount (the “Primary Exposure”) will be calculated by adding the Tested Sales and Untested Sales in the FC for each date subsequent to the Calculation Date.

(f)

In addition, the amount of potential liability of Provider from unused flight coupons from the date of first departure until all such flight coupons are used (the “Secondary Exposure”) is equal to the amount that is 100% of the product of (a) the amount of Transaction Receipts from the FC during the most recent six calendar days preceding the Calculation Date (including the Calculation Date) multiplied by (b) the ratio of Primary Exposure to cumulated Tested Sales. Provider may, at any time, in its sole discretion, sample a statistically significant amount of Transaction Receipts and may, based on that sample, change the number of calendar days used to calculate Secondary Exposure. Provider shall provide to Company information reasonably requested by Company with respect to the sample and the results thereof.

(g)

The sum equal to the aggregate of (i) Primary Exposure, (ii) Secondary Exposure and (iii) all other Obligations of Company under the Agreement, adjusted as provided in this Section 8(g), will constitute “Gross Exposure.” In calculating Gross Exposure, Provider shall have the right, at any time and from time to time, in its sole discretion to include in Gross Exposure estimated fees that may become payable to Provider under the Fee Schedule to the Agreement on account of Chargebacks and any other sums which may be payable by Company under the Agreement. Notwithstanding the foregoing, (A) Sales Records removed from the FC may be included in the calculation of Gross Exposure until the flights with respect to which such amount relates have been flown by Company, and (B) Provider may increase Gross Exposure to account for Sales Records removed from the FC on account of the flights to which they pertain having been scheduled to be flown if (i) prior to such flights having been flown Company announced its

Master Services Agreement (v.1.8.21)

Schedule D

intention to suspend or discontinue such flights in the future, (ii) on the basis of flight data reporting by the Company or other information available to Provider, Provider determines that Cardholders may be eligible for refunds or continue to have Chargeback rights with respect to any flights scheduled to be flown, or (iii) Provider has determined that there may be potential Chargebacks or refunds attributable to Cardholders’ rights to use tickets or Vouchers on later flights of Company.

Provider reserves the right to modify the Methodology set forth in this Section 8, and any related definitions and other provisions of the Agreement, to more accurately estimate Provider’s exposure to refunds, Chargebacks and other obligations arising with respect to the processing of Transactions. In the event Provider determines to make such a modification, it shall provide sixty (60) days’ notice to the Company. If such modification is not acceptable to the Company, the Company may notify the Provider during such sixty (60) day period that it is terminating the Agreement, effective ninety (90) days after the date of such notice, during which period the Provider may implement such modification.

Master Services Agreement (v.1.8.21)

Schedule E

SCHEDULE E

FORM OF FLIGHT DATA REPORT

Rebooked Tickets

Original ticket	New Ticket	New Tkt Dep date
123456789	987654321	10/20/2020

Ticket: Should be the reference from the settlement record as submitted (e.g. ticket payment ref/PNR/Ticket number)—if IATA standard only 10 digits!

Original ticket should be that from initial sale in the settlement record

Provide as many rows as needed if the original ticket was changed multiple times and repeat the original ticket

Or just provide each change in its own row—so 1 st /2nd change one row, 3rd/4th change second row, etc.

Rebooked data from 1 March 2019

If file > 20MB save as TXT file Comma delimited and zip

New ticket departure date would be the rebooked new departure date—MM/DD/YYYY

Usage

Ticket	Usage date	Usage
987654321	10/24/2020	FLOWN TKT/FLOWN EMD/NOSHOW (WHEN NON REFUND-NON EXCH/EXPIRED/PURGED)

Usage (recommended—others mandatory)

Usage only include tickets that are USED (recognized revenue—as service rendered)—First LEG of flight

Date format: MM/DD/YYYY

Ticket: Should be the reference from the settlement record as submitted (e.g. ticket payment ref/PNR/Ticket number)—if IATA standard only 10 digits!

If file > 20MB save as TXT file Comma delimited and zip

Flown date from March 1st 2019

If hard to differentiate Elavon, non Elavon transactions—please send all flown andElavon will match transactions and ignore the rest

E-l

Master Services Agreement (v.1.8.21)

Schedule E

Voucher Issuance

Voucher issue date	Ticket converted	Voucher id	Amount Converted	Currency	Expiry date
10/15/2019	123456789	889000ABE	210.51	USD	12/31/2021

Date format: MM/DD/YYYY

Voucher issuer date: Date voucher was issued

Ticket converted: Ticket converted into voucher (e.g. ticket payment ref/PNR/Ticket number)—if IATA standard only 10 digits! Can be rebooked ticket if applicable.

Voucher ID: Unique reference for voucher or account number

Amount in original currency and currency code

Expiry date: When voucher expires if unused.

Voucher data from 1 March 2019

If file > 20MB save as TXT file Comma delimited and zip

Voucher Redemption

Redemption date	New ticket issued	Amount	Currency code tkt	Voucher amount redeemed	Currency code vchr	New Dep Date	VoucherlD
5/25/2020	987654321	110.51	USD	110.51	USD	10/20/2020	889000ABE

Date format: MM/DD/YYYY

Redemption date: Date when voucher was transferred back into a ticket

Amounts in original currency and currency code

New departure date: Date when ticket first leg is scheduled to be used

Voucher num: Unique reference for voucher or account number

Voucher data from 1 March 2019

If file > 20MB save as TXT file Comma delimited

E-2